United States Securities and Exchange Commission

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15[d] of the Securities Exchange Act of 1934

March 29, 2013

Date of Report

JAVA EXPRESS, INC.

(Exact name of Registrant as specified in its Charter)

Nevada	000-50547	88-0515333
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
Incorporation)

4626 North 300 West, Suite No. 365

Provo, Utah  84604

 (Address of Principal Executive Offices)

(801) 705-8968

(Registrant’s Telephone Number, including area code)

N/A

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see general instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14-a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORWARD LOOKING STATEMENTS

This Current Report contains certain forward-looking statements, and for this purpose, any statements contained in this Current Report that are not statements of historical fact may be deemed to be forward-looking statements.  Without limiting the foregoing, words such as “may,” “will,” “expect,” “believe,” “anticipate,” “estimate” or “continue” or comparable terminology are intended to identify forward-looking statements.  These statements by their nature involve substantial risks and uncertainties, and actual results may differ materially, depending upon a variety of factors, many of which are not within our control.  These factors include, but are not limited to, economic conditions generally in the United States and internationally, and in the industry and markets in which we have and may participate in the future, competition within our chosen industry, our current and intended business, our assets and plans, the effect of applicable United States and foreign laws, rules and regulations and our failure to successfully develop, compete in and finance our current and intended business operations.

NAME REFERENCES

In this Current Report, references to “Java Express,” the “Company,” “we,” “our,” “us” and words of similar import refer to “Java Express, Inc.,” the Registrant, which is a Nevada corporation, and where applicable, include the current and intended business operations of ANEW LIFE, INC., a Utah corporation (“ANEW LIFE”), our acquisition of which, by merger, is discussed below under the heading “Merger” of Item 1.

Item 1.01 Entry into Material Definitive Agreement.

DESCRIPTION OF THE MERGER

Introduction

We were organized under the laws of the State of Nevada on December 14, 2001, for the purpose of selling coffee and other related items to the general public from retail coffee shop locations.  We were unsuccessful in these endeavors and have had no material business operations since 2006.

Merger Transaction Documents

The summaries of the Merger Transaction Documents and the other agreements, documents and instruments related to the Transaction Documents or otherwise described herein and filed as Exhibits to this Current Report and which are incorporated herein by reference do not purport to be complete and are qualified in their entirety by reference to such Transaction Documents, agreements, documents and instruments that are summarized.  Capitalized terms not otherwise defined herein shall have the meanings ascribed to them under the Merger Agreement or other instrument referenced; and in some instances, for clarity, certain Exhibits to the Merger Agreement or other instruments that are filed herewith as Exhibits are named and defined otherwise than in the Transaction Documents or in those instruments.  See Item 9.01

Merger

On March 29, 2013, Java Express, Inc., a Nevada corporation (“Java Express”), its newly formed and wholly-owned subsidiary, Anew Acquisition Corp., a Utah corporation (“Merger Subsidiary”), and ANEW LIFE, INC., a Utah corporation (“ANEW LIFE”), executed and delivered an Agreement and Plan of Merger (the “Merger Agreement”) and all required or necessary documentation to complete the merger (collectively, the “Transaction Documents”), whereby Merger Subsidiary merged with and into ANEW LIFE, and ANEW LIFE was the surviving company under the merger and became a wholly-owned subsidiary of Java Express on the closing of the merger (the “Merger”). Effective March 29, 2013, the respective Boards of Directors of Java Express and ANEW LIFE, along with Java Express, as the sole stockholder of Merger Subsidiary, and ANEW LIFE’s founding stockholders owning 33,275,000 shares of the outstanding voting securities of ANEW LIFE or approximately 89.8% of ANEW LIFE’s outstanding shares, approved the Merger by written consent, and the Articles of Merger were filed with the Department of Commerce of the State of Utah on such date, which was the effective date of the Merger (the

“Effective Date”).  Under the Merger Agreement, assuming none of the holders of the remaining 3,762,369 shares of ANEW LIFE exercise dissenters’ rights under the Utah Revised Business Corporation Act (respectively, “Dissenters’ Rights” and the “Utah General Corporations Act”), Java Express will issue 37,037,369 shares of its common stock in exchange for all of the outstanding shares of common stock of ANEW LIFE, on a one share for one share basis.  ANEW LIFE had no other outstanding stock options, warrants, preferred stock or securities on the closing of the Merger.  Assuming that none of the ANEW LIFE stockholders exercise dissenters’ rights under the Utah General Corporation Act, post-Merger, there will be 40,797,441 outstanding shares of Java Express common stock.  Current Java Express stockholders will own 3,760,072 of these shares or approximately 9.2% of the outstanding voting securities of Java Express; and ANEW LIFE stockholders will own approximately 37,037,369 of these shares or approximately 90.7% of these outstanding voting securities of Java Express, approximately 81.5% of which will be owned by ANEW LIFE founders.  The ANEW LIFE non-founding stockholders whose written consents to adopt the Merger were not sought prior to the closing of the Merger, will be provided with notice of their respective rights to dissent to the Merger under the Utah General Corporations Act on or before April 8, 2013, or not more than 10 days from the closing of the Merger, which will allow each such non-founding stockholder 30 days in which to advise Java Express of an intention to dissent to the Merger.  Failure to respond in such 30 day period will constitute a waiver of dissenters’ rights under the Utah General Corporation Act.  291,431 and 1,942,880 of the 3,762,369 shares (a total of 2,234,311 shares) of ANEW LIFE non-founding stockholders are respectively owned by Randall F. Pearson and Glen S. Dickman, neither of whom is expected to exercise applicable dissenters’ rights.  Mr. Pearson is a director and our current President; and Mr. Dickman is a director and our current Secretary. The founding stockholders of ANEW LIFE, who collectively will receive and own 33,275,000 shares of our post-Merger common stock, were required to execute and deliver a Form of Lock-Up/Leak-Out Agreement that was a condition of ANEW LIFE’s Board of Directors to the issuance of their respective shares of ANEW LIFE; the continued validity of these Lock-Up/Leak-Out Agreements respecting the Merger Consideration in the form of Java Express common stock exchanged under the Merger Agreement for ANEW LIFE common stock  was a condition precedent to the obligations of Java Express under the Merger Agreement.  See the heading “Lock-Up/Leak-Out Agreements” below.   Also, see the following Capitalization Tables for additional information about the Merger, and Item 9.01, where a copy of the Merger Agreement is filed as an Exhibit.

CAPITALIZATION TABLE OF

ANEW LIFE, INC.

Date of Inv.	Price	Stock Issued	Per Share Price	Ownership Interest %	Category of Stockholders
1/31/13	$33,275	33,275,000	$0.001	89.8%	ANEW LIFE Founders
3/08/13	$3,872,975	3,762,369*	$1.0294	10.2%	ANEW LIFE Private Offering Subscribers

*

Non-founding stockholders of ANEW LIFE have “piggy-back” registration rights to have up to 25% of their respective stockholdings included in any registration statement filed by Java Express with the Securities and Exchange Commission (the “SEC”), on a pro rata basis, at our cost, and subject to pro rata cut back, by any underwriter or the SEC under SEC Rule 415, excluding registration statements on Form S-4 or S-8 or any other SEC registration form that does not permit registration of resales of securities.

CAPITALIZATION TABLE OF

JAVA EXPRESS POST-MERGER

Common Stockholders	Ownership Interest %	Category of Stockholders
33,275,000	81.5%	ANEW LIFE Founders
3,762,369	9.3%	ANEW LIFE Private Offering Subscribers
3,760,072	9.2%	Java Express Pre-Merger Stockholders
40,797,072	100%	ANEW LIFE and all Java Express Stockholders

Material Relationships between Our Affiliates and ANEW LIFE

The following are the material relationships between each of our affiliates and ANEW LIFE:

Kraig T. Higginson, a founder of ANEW LIFE, is a creditor of Java Express, having loaned Java Express an aggregate of $20,050 during the nine month period ended December 31, 2012, and the fiscal years ended March 31, 2012, and 2011, all of which is still outstanding.  Mr. Higginson was the beneficial owner of 750,000 shares of ANEW LIFE common stock on the closing of the Merger and a founding stockholder of ANEW LIFE.

Mark Sansom, a founder of ANEW LIFE and the beneficial owner of 500,000 shares of ANEW LIFE common stock on the closing of the Merger, owned approximately 336,668 shares of common stock of Java Express just prior to the closing of the Merger, which then represented approximately 8.9% of the outstanding shares of common stock of Java Express.

Kelly Trimble, a founder of ANEW LIFE and the beneficial owner of 1,000,000 shares of ANEW LIFE common stock on the closing of the Merger, owned approximately 637,482 shares of common stock of Java Express just prior to the closing of the Merger, which then represented approximately 16.7% of the outstanding shares of common stock of Java Express.

Lock-Up/Leak-Out Agreements

The Lock-Up/Leak-Out Agreements required of founding stockholders of ANEW LIFE provide for an 18 month Lock-Up Period and a Leak-Out Period where each stockholder subject to a Lock-Up/Leak-Out Agreement will be allowed to sell an amount of such stockholder’s common stock equal to 0.0025% (1/4%) of our outstanding securities  (to be defined for all purposes thereof as the amount indicated in our most recent filing with the SEC) during each of the next four successive quarterly periods following the Lock-Up Period; 0.005% (1/2%) of our outstanding securities during each of the next four successive quarterly periods; and 0.01% (1%) of our outstanding securities during each of the next four successive quarterly periods, all on a non-cumulative basis, meaning that if no common stock was sold during any quarterly period while common stock was qualified to be sold, such shares of common stock cannot be sold in the next successive quarterly period (the “Leak-Out Period”).  Notwithstanding the foregoing, any stockholder subject to a Lock-Up/Leak-Out Agreement that owns less than 100,000 shares of common stock that are covered thereby, shall be allowed to sell one-fourth (1/4) of such stockholder’s common stock in each successive quarterly period following the Lock-Up Period, also on a non-cumulative basis.  The provisions of the Lock-Up/Leak-Out Agreement can be waived or modified by the Board of Directors, if waived or modified pro rata to all affected stockholders, and private transfers of the shares subject to any such Lock-Up/Leak-Out Agreement that remain subject to the Lock-Up/Leak-Out Agreement in the hands of the transferee can also be approved by the Board of Directors, subject to its determination that any such transfer can be made in accordance with applicable securities laws, rules, and regulations.  See Item 9.01, where a copy of the Form of Lock-Up/Leak-Out Agreement is filed as an Exhibit.

Name Change

Our Board of Directors has adopted resolutions to change our name to “Sundance Strategies, Inc.”  Our Articles of Incorporation allow our Board of Directors to change our name without stockholder approval.  We are required to submit our intention to change our name to the Financial Industry Regulatory Authority (“FINRA”), along with other information about us, at least 10 days prior to the effectiveness of the name change.  Once that is accomplished and FINRA has set the date for the public market announcement of the name change, with a corresponding change in the trading symbol of our common stock on the OTCBB, we will file a Certificate of Amendment with the Secretary of State of Nevada reflecting the name change, and our name will become “Sundance Strategies, Inc.” on the date of that filing.

Change of Control

The Merger resulted in a change of our control, and the persons who were directors and executive officers or stockholders of ANEW LIFE were designated, in seriatim, as our directors and executive officers, with our pre-

Merger directors and executive officers resigning, one after the other.  Ty Mattingly was designated as a director; Randall F. Pearson was designated a director and our President; and Glenn S. Dickman was designated as a director and our Secretary.  These persons collectively own approximately 7,734,312 shares of our post-Merger outstanding voting securities, comprised of common stock, or approximately 18.9% of these voting securities.  See the heading “Merger Capitalization Tables” of this Item (as defined below).  The founding stockholders of ANEW LIFE beneficially own approximately 81.5% of the outstanding voting securities of Java Express as a result of the closing of the Merger, assuming no non-founding ANEW LIFE stockholders exercise applicable dissenters’ rights.  The exercise of dissenters’ rights by any such stockholders would result in an increase in the percentage of stock ownership of the founding ANEW LIFE stockholders.

ANEW LIFE

ANEW LIFE was incorporated under the laws of the State of Utah on January 31, 2013, to engage in the business of purchasing or acquiring, life insurance policies and residual interests in or financial products tied to life insurance policies, including notes, drafts, acceptances, open accounts receivable and other obligations representing part or all of the sales price of insurance, life settlements and related insurance contracts, often referred to as the “life settlements market.” ANEW LIFE’s business model provides that once these life insurance products are acquired, it will hold and retain ownership of them until maturity.  See the caption “Business” of Item 5.01 below.

Accounting Treatment of the Merger

A transaction like the Merger whereby a majority of our shares were issued to the ANEW LIFE stockholders is accounted for as a “reverse” acquisition.  Although the Merger was structured such that ANEW LIFE became our wholly-owned subsidiary, ANEW LIFE has been treated as the acquiring company for accounting purposes under Accounting Standards Codification 805-40, Reverse Acquisitions, due to the following factors: (i) ANEW LIFE’s stockholders received the larger share of the voting rights following the Merger; (ii) ANEW LIFE’s directors and executive officers comprise the post-Merger Java Express Board of Directors and executive officers; and (ii) ANEW LIFE’s senior management prior to the Merger dominate our senior management post-Merger.

Item 3.02 Unregistered Sales of Equity Securities.

See Item 1.01

Item 4.01 Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

(a)(1)  Previous independent registered public accounting firm:

Madsen & Associates CPAs, Inc.:

(i)  On October 15, 2012, we formally informed Madsen & Associates CPAs, Inc. (“Madsen & Associates”) of their dismissal as our independent registered public accounting firm.

(ii)  The reports of Madsen & Associates on our financial statements as of and for the fiscal years ended March 31, 2012, and 2011, contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, except to indicate that there was substantial doubt about our ability to continue as a going concern.

(iii)  Our Board of Directors participated in and approved the decision to change our independent registered public accounting firm.

(iv)  During the fiscal years ended March 31, 2012, and 2011, and through October 15, 2012, there were no disagreements with Madsen & Associates on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Madsen & Associates, would have caused them to make reference to them in connection with their reports on our financial statements for such years.

(v)  We requested that Madsen & Associates furnish us with a letter addressed to the SEC stating whether or not they agreed with the foregoing statements.

(a)(2)  New (now former [see below]) independent registered public accounting firm:

Sadler, Gibb & Associates, L.L.C.

(1)  On October 15, 2012, we engaged Sadler, Gibb & Associates, L.L.C. (“Sadler Gibb”) as our new independent registered public accounting firm. During the fiscal years ended March 31, 2012, and 2011, and through October 15, 2012, we had not consulted with Sadler Gibb regarding any of the following:

(i)  The application of accounting principles to a specific transaction, either completed or proposed;

(ii)  The type of audit opinion that might be rendered on our consolidated financial statements, and none of the following was provided to us: (a) a written report, or (b) oral advice that Sadler Gibb concluded was an important factor considered by us in reaching a decision as to accounting, auditing or financial reporting issue; or

(iii)  Any matter that was the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K.

See our 8-K Current Report dated October 15, 2012, and filed with the SEC on October 17, 2012, which is incorporated herein by reference, for additional information regarding this change in our independent registered public accounting firm, and for a copy of the letter of Madsen & Associates addressed to the SEC regarding their dismissal and agreement with the information contained in such 8-K Current Report, which is also referenced above.

(a)(1)  Previous independent registered public accounting firm:

Dismissal of Sadler Gibb:

(i)  On March 29, 2013, we formally informed Sadler Gibb of their dismissal as our independent registered public accounting firm.

(ii)  The review of Sadler Gibb of our financial statements as of and for the fiscal quarters ended September 30, 2012, and 2011, and December 31, 2012, and 2011, contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles.

(iii)  Our Board of Directors participated in and approved the decision to change our independent registered public accounting firm.

(iv)  During the period commencing on the engagement of Sadler Gibb, or October 15, 2012, and through the date of their dismissal, March 29, 2013, there were no disagreements with Sadler Gibb on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Sadler Gibb, would have caused them to make reference to them in connection with their review of our financial statements for such quarters or any subsequent report.

(v)  We requested that Sadler Gibb furnish us with a letter addressed to the SEC stating whether or not they agreed with the foregoing statements, a copy of which is attached hereto as Exhibit 16.1 and incorporated herein by reference.  See Item 9.01

(a)(2) New independent registered public accounting firm:

Mantyla McReynolds, LLC:

(1)  On March 29, 2013, we engaged Mantyla McReynolds, LLC (“Mantyla McReynolds”) as our new independent registered public accounting firm. During the fiscal years ended March 31, 2012, and 2011, and through March 29, 2013, we had not consulted with Mantyla McReynolds regarding any of the following:

(i)  The application of accounting principles to a specific transaction, either completed or proposed;

(ii)  The type of audit opinion that might be rendered on our consolidated financial statements, and none of the following was provided to us: (a) a written report, or (b) oral advice that Mantyla McReynolds concluded was an important factor considered by us in reaching a decision as to accounting, auditing or financial reporting issue; or

(iii)  Any matter that was the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K.

Item 5.01 Changes in Control of the Registrant

DOCUMENTS INCORPORATED HEREIN BY REFERENCE

See Item 9.01.

BUSINESS

Description of Our Business

We are in the business of purchasing or acquiring life insurance policies and residual interests in or financial products tied to life insurance policies, including notes, drafts, acceptances, open accounts receivable and other obligations representing part or all of the sales price of insurance, life settlements and related insurance contracts, often referred to as the “life settlements market.”  It is our intent to acquire interests in life settlements in which the insured is 75 years or older.  Our objective is to acquire interests in life insurance policies and products that will produce returns in excess of the costs to purchase, finance, service and insure those policies to their maturity.  While we intend to hold a variety of life insurance based products, during our first six to 12 months of operation, we will be primarily focused on purchasing net insurance benefits comprising the net beneficial ownership of such life insurance policies or “NIBs,” as described below.  It is our intention to hold these life insurance policies and products to maturity.

NIBs represent an indirect or the beneficial ownership interest in a portfolio of individual universal life policies (the “Policies”), and with respect to these Policies, the net interest in the related death benefits payable on the Policies after the repayment of debt and other costs associated with the Policies.  The NIBs are issued by one or more entities, each of which is organized as a Luxembourg société à responsabilité limitée, which is similar in organization to an LLC in that there is a “pass through” of revenues and expenses (the “Lux Sarls”).  The Lux Sarls directly or indirectly own the general and limited partnership interests in one or more entities organized as limited partnerships in a state of the United States, which are the Policy holders or Policy owners (respectively, the “Policy Holder” or the “Policy Owner”).

Through strategic alliances with long-time participants in the life settlement market, as well as brokers, lenders and insurers, we are able to reduce the risks associated with the uncertain timing of the maturity of the Policies by assisting the Lux Sarls in borrowing funds to cover ongoing premiums for the Policies (the “Senior Loans”) and purchasing mortality protection insurance coverage (“MPIC”) to insure against the risk that the Policies do not mature on death according to the applicable life expectances.  Through the Senior Loans and MPIC, we are able to leverage our investment in the NIBs and maximize our returns.

The Senior Loans are negotiated through a bank established under the laws of Germany (the “Senior Lender”).  Each of the Lux Sarls (the “Borrowers”) have, directly or through their German parent entity, entered into or will enter certain loan agreements related to the Senior Loans with the Senior Lender (the “Loan Facility”), of a certain maximum amount (the “Maximum Facility Amount”), the proceeds of which have been used or may be used to acquire the Policies in whole or in part, pay premiums on the Policies and to pay the servicing fees and other costs and expenses relating to the Policies or the structure used to hold the Policies (collectively, the “Fees”).  The Policies are pledged as collateral for the Senior Loans (the “Collateral”).  Any amounts due and payable to the Senior Lender pursuant to the Senior Loans shall be senior to payments on the NIBs and shall accrue interest at the rate of approximately 7.00% to 8.00% per annum and be compounded quarterly.  Some of the existing Senior Loans are anticipated to be restructured with longer terms (the “Restructured Loans”), and in the case of such Restructured Loans or any new loans, the Senior Lender will be entitled to a one-time origination fee of approximately 0.25% to 1.00% of the aggregate face amount of the Policies payable from the Collateral or from the Senior Loans. The Senior Lender will have a senior lien on all partnership interests in the Policy Holders.  After an event of default under the Loan Facility, the Senior Lender will have the right to exercise remedies with respect to such partnership interests, including disposition thereof, and will be entitled to receive proceeds of any such disposition to the extent of the obligations outstanding under the Senior Loans prior to any such proceeds from the Policies being available to us under the NIBs.

Each of the Policy Holders has obtained or will obtain with our assistance a mortality protection insurance policy issued by one or more insurance companies with a financial strength rating of no less than A- (each, an “MPIC Provider”), and each such policy collectively with all certificates delivered in connection therewith and any exhibits, schedules endorsements and other documents thereto or incorporated therein by reference (an “MPIC” and collectively, the “MPICs”). The MPIC Providers will have a lien on all assets of the Policy Holders, junior only to the lien of the Senior Lender under certain circumstances.  If the Senior Loan has been paid in full, and a default shall have occurred and be continuing under an MPIC, the applicable MPIC Provider will have the right to exercise remedies with respect to the assets of the Policy Holder that obtained such MPIC, including disposition thereof, and will be entitled to receive proceeds of any such disposition to the extent of the obligations (the “MPIC Obligations”) outstanding under such MPIC prior to any such proceeds being available to us under the NIBs. The MPIC Obligations with respect to any MPIC include the related Commitment Fee (if any), Recovery Amount, Post Term Recovery Payment (each term as defined in the applicable MPIC), and interest and fees and other amounts payable by the applicable Policy Holder (without duplication) under such MPIC.  Any amounts paid by the MPIC Provider under an MPIC are referred to herein as “MPIC Payments.” Pursuant to each MPIC obtained by a Policy Holder, such Policy Holder is entitled to receive certain payments if the death experience in respect of the related Policies is below an agreed upon level (typically, 75% of the expected mortality), and the Policy Holder is required to make certain payments up to the MPIC Obligations to the MPIC Provider to the extent the death experience exceeds such agreed upon level.  This mechanism will make our cash flows more predictable.

We are also interested in owning Policies directly and purchasing MPIC coverage for such Policies, without any Senior Loan, or providing financing in certain cases where we would act as the Senior Lender, subject to available cash resources or credit.  We may also enter into purchases of interests in Policies in partnership with other parties, particularly in cases with significant death benefits where the costs are higher.  We also intend to develop proprietary models to determine the optimal combination of insurance based acquisitions to balance our risks and maximize our returns.  However, we do not intend to spend significant time on these ancillary products until our NIBs portfolio has underlying Policies with a combined face amount in excess of five hundred million dollars ($500,000,000).  We cannot assure that we will be successful in obtaining any such Policies, and we will require substantial additional funding or sufficient unrestricted revenues from our current portfolio of NIBs or other life insurance products to acquire additional NIBs or other life insurance products.

We will be required to seek debt or equity financing if our cash flow is not adequate to meet our plans; and we may also attempt to raise funding secured by our NIBs.  The issuance of such insurance-linked instruments would provide immediate security, which could be used by us to purchase additional NIBs and otherwise provide us liquidity for our operations.  We have had discussions with potential sources of debt or equity funding; however, there are no firm commitments, and we cannot assure that we will be successful in raising the capital that may be required to conduct our business.

Summary of Senior Loan Agreement

The following summary of terms of the Senior Loan Agreement should not be used as a substitute for review of the Form of Senior Loan agreement filed as an Exhibit to this Current Report in Item 9.01.  Many terms included in the Senior Loan agreement have not been included below in whole or in part and are material.  Capitalized terms used but not defined herein are defined in the Senior Loan Agreement.

Lender	German licensed lender
Borrowers	German GmbH and/or its Luxembourg S.a.r.l. subsidiary
Credit Facility	Lender will advance funds, no more frequently than once per month, to Borrower for “Permitted Purposes”.
Permitted Purposes

Loan proceeds shall be used solely for the payment of Transaction Fees, the repayment of certain indebtedness relating to the Life Policies approved by the Lender, the payment of servicing fees, to pay premiums due and payable on the Life Policies, the payment of MPIC Premium and the Commitment Fee, the payment of Administration Cost, or for reimbursement of premiums previously paid on the Life Policies, in each case in accordance with the terms set forth in the Disbursement Schedule, and to pay other amounts set forth on the Disbursement Schedule and approved by the Lender in writing, in its sole and absolute discretion.

LTV Limit Trigger Event

No advances shall be required if the loan amount exceeds the product of (a) initially, seventy-five percent (75%), subject to certain increases, and (b) (i) the sum of the Aggregate Collateral Value of all the Life Policies on such date and (ii) any cash pledged to the Lender on such date (the “LTV Limit”) and borrower shall be required to pay down the loan so that no such violation exists.

LED Limitations on Credit Facility

No advances shall be required if the loan amount exceeds the applicable regulatory large exposure limits applicable to the loan and the lender (the “LED Limit” ) and borrower shall be required to pay down the loan so that no such violation exists.

Aggregate Collateral Value

The Aggregate Collateral Value shall be recalculated if the life expectancy of the Insured increases by 25% or more, the insurer is downgraded below “Baa3” by Moody’s or “BBB-” by S&P, or any suit, action or legal proceeding is filed.

Interest	Interest shall accrue at an annual rate of 7.1%, compounded quarterly
Default Interest	The Default rate of interest shall be 12.1%
Indemnity	Borrowers (jointly and severally) agree to indemnify and hold Lender and its affiliates harmless
Fees

The loan includes the following fees:

1.

Origination Fee equal to the face amount of the underlying policies times 0.25%

2.

A quarterly Servicing Fee equal to the product of (i) 0.25 (ii) the face amount of the underlying policies and (iii) fifteen basis points (.15%) and any other amounts due and payable under the servicing agreement.

3.

Structuring Costs.

4.

Transaction Fees.

Collateral	Collectively, the Life Policies, and any and all proceeds therefrom, and all proceeds payable to the accounts required to be set up and controlled pursuant to the Intercreditor Agreement.
Repayment Priority

As proceeds are received in connection with the collateral, such proceeds shall be applied as follows:

First, (1) if such amounts represent proceeds in respect of a Life Policy, and on such date, the LTV Limit is less than fifty percent (50%), all such amounts to an account designated in writing by the Borrowers, otherwise, to the Lender, in an amount equal to the Collateral Value of such Life Policy, to the payment of accrued and unpaid interest and then to the payment of the outstanding principal balance of the Loan and (2) if such amounts represent other funds, including, without limitation, payments made by MPIC Provider under the MPIC, only to the payment of accrued and unpaid interest in respect of the Loan;

second, to the Servicer, to the payment of earned and unpaid Servicing Fees;

third, if such amounts represent proceeds in respect of a Life Policy, to the Lender, to the payment of accrued and unpaid interest in respect of the Loan to the extent not paid pursuant to clause (i) above;

fourth, to the Lender, to the payment of the outstanding principal balance of the Loan; and

fifth, to an account previously designated in writing by the Borrowers, any remaining amounts.

Prepayment Penalty

“Prepayment Penalty Amount” means the amount (if any) by which (a) the interest which the Lender should have received for the period from the date of receipt of the prepayment amount to the Final Maturity Date in respect of such prepayment amount, had such prepayment amount received been paid on the Final Maturity Date exceeds (b) the amount of interest the Lender would have received if it deposited such prepaid amount with a leading bank in the London interbank market for a period starting on the Business Day following receipt of such prepaid amount and ending on the Final Maturity Date.

Other Borrower Costs	Borrower shall be responsible for paying additional costs associated with regulatory changes or violations as provided in the loan agreement.
MPIC	Prior to any advance under the credit facility, borrower must provide confirmation of mortality protection insurance coverage (MPIC).
Final Maturity Date

The earlier of (i) 4th anniversary of the First Advance, unless on such date, the Servicer is entitled to submit a Proof of Claim (as defined in the MPIC) under the MPIC with respect to the period ending on such 4th anniversary of the First Advance, then on the related Payment Date (as defined in the MPIC) and (ii) the date that is six months prior to the expiration of the Term (as defined in the MPIC).

Advance Maturity Date

All advances are due upon the earlier to occur of (i) a Permissible Sale of such Life Policy, (ii) the Final Maturity Date and (iii) the date of deposit of the related death benefit into (A) if and as long as the Intercreditor Agreement remains in full force and effect, the Policy Account and (B) otherwise, the Borrower Account.

Summary of Mortality Protection Insurance Policy (“MPIC”)

The following summary of terms of the mortality protection insurance policy (the “Policy”) should not be used as a substitute for review of the Policy itself filed as an Exhibit to this Current Report in Item 9.01.  Many terms included in the Policy have not been included below in whole or in part and are material to the coverage.  Capitalized terms used but not defined herein are defined in the Policy.

Insurer	One or more insurance companies with a financial strength rating of no less than A-.
Insured	Luxembourg S.a.r.l. that directly or indirectly through subsidiaries, owns the life insurance policies.
Term of Coverage

The fifteenth (15th) anniversary of the effective date of any coverage certificate.  The Policy may be cancelled by any party with 10 days written notice, but such termination shall not affect any coverage under an outstanding coverage certificate.

Payment of Claim Amount by Insurer

During the Term, if on any Anniversary Date, beginning on the second Anniversary Date, the sum of the Gross  Cash Flows and the Recovery Principal are less than the sum of the Attachment Point and the Cumulative Recovery Premium Paid then the Insurer shall pay to the applicable Covered Entity the Claim Amount on or before the related Payment Date; provided, however that, in the event a Claim Amount is payable in connection with the second Anniversary Date in excess of the product of (x) six percent (6.0%) and (y) the cumulative Death Benefits of all Covered Policies, the Claim Amount payable on such Payment Date shall be reduced by the amount of such excess and such excess shall not be due and payable until the third Anniversary Date of the Policy.

Claim Amount

The Claim Amount is the amount equal to the difference between (i)  the sum of the related Attachment Point and the Cumulative Recovery Premium Paid and (ii) the sum of the Gross Cash Flows payable through such Anniversary Date, and the related unpaid Recovery Principal.

Repayment of Claim Amount / Recovery Amounts

If any Claim Amount has been paid by the Insurer at any time hereunder, the Covered Entities shall pay a Recovery Amount to the Insurer in one or more installments, as more fully specified herein.  Upon receipt by a Covered Entity of any Death Benefit or other proceeds of any Covered Policy or related property  such that, as of the date of the receipt thereof, the sum of the Gross Cash Flows and the Recovery Principal exceeds the sum of the Attachment Point and the Cumulative Recovery Premium Paid, the Covered Entities shall pay to the Insurer the applicable Recovery Amount.  The Covered Entities shall have the right to prepay any Recovery Principal or Recovery Premium with their own funds if Gross Cash Flows are not sufficient to cover such repayment at any time, without penalty.  Each payment of a Recovery Amount shall first be applied to the Recovery Principal and then shall be applied to Recovery Premium.

Material Definitions

Attachment Point: the cumulative forecasted death benefits payable through each Anniversary Date of the Covered Portfolio that occurs during the Term, multiplied by (i) 85% for each of the first three Anniversary Dates and (ii) 75% for each succeeding Anniversary Date but (iii) $0 for each Anniversary Date after the Term

Cumulative Recovery Premium Paid:  the cumulative amount of Recovery Premiums paid to the insurer during the Term

Gross Cash Flows: the cumulative Death Benefits paid or payable in relation to all Covered Policies in the Covered Portfolio because of the confirmed maturity of such Covered Policies since the Effective Date, which amount shall be no less than 40% of the cumulative forecasted death benefits payable for any date that is on or after the eighth Anniversary Date (the “Gross Cash Flows Floor”)

Recovery Principal:  the aggregate cumulative amount of the Claim Amounts paid and reduced, but not below zero, by any payments of any Recovery Amounts received by the Insurer prior to such date (and not paid or applied in reduction of any Recovery Premium); provided that such amount shall never exceed the product of (x) 25% and (y) the cumulative Death Benefits of all Covered Policies in the Covered Portfolio.

Recovery Premium:  the aggregate balance, from time to time, of the interest accrued on the Recovery Principal at the rates and compounded as described in the Coverage Certificate (rates are labor based and vary depending on outstanding balances), together with interest accrued on all accrued and unpaid Recovery Premium at the same rates and following the same compounding methodologies from the start date specified in such applicable Coverage Certificate; provided that no interest shall accrue on any portion of the Recovery Principal that is payable based on the implementation of the Gross Cash Flows Floor on and after the eighth Anniversary Date due to the Gross Cash Flows at such time being lower than the Gross Cash Flows Floor.

Permitted Policy Sales and Substitutions

The Insurer must approve any Policy sale that does not result in the full repayment of any outstanding Recovery Amounts.  The Insurer may, in its sole discretion, permit a substitution of new Policies to replace any sold Policies.

MPIC Premium	MPIC Premium = 2% of the cumulative Death Benefits of the Covered Policies is due on or before the issuance of any Coverage Certificate.
Commitment Fee

Commitment Fee = 1% of the cumulative Death Benefits of the Covered Policies is due if there is a Payment Date related to the third Anniversary Date, on such Payment Date otherwise on the date that is ninety (90) days after the third Anniversary Date.

Exclusions	The Policy is subject to multiple exclusions as set forth in the Policy.
Subrogation	Payments under the Policy are subordinate to any Senior Loans as described more fully in the Intercreditor Agreement.

Current NIBs Contracts

On March 11, 2013, pursuant to a Transfer Agreement, we acquired NIBs related Policies with an aggregate face amount equal to $129,038,933, for $5,999,000, $3,000,000 of which was paid in cash and $2,999,000 of which was paid by the issuance of a Secured Promissory Note due on or before December 31, 2013, along with a Pledge Agreement under which 50% of our interest in the NIBs was pledged (the “NIBs Collateral”) as security for payment of the Secured Promissory Note.  Each “Seller” under the Transfer Agreement represented and warranted, as of the effective date of such Transfer Agreement, among other customary representations and warranties, that each was the sole beneficial and legal owner of the NIBs; that the NIBs were validly issued and fully paid up; that none was aware of any document that would preclude each such Seller from consummating the sale of the NIBs each was selling; that each owned the NIBs being sold, free and clear of any liens or other encumbrances of any kind; and that each portfolio of Policies was valid, in-force and in good standing and had not lapsed, nor were any in any grace period.  The Transfer Agreement also provides that if we fail to pay the Secured Promissory Note when due, that we may reconvey the NIBs Collateral to each Seller under the Transfer Agreement, as full payment under the Secured Promissory Note, excluding only accrued interest at 4.0% per annum; and that regardless of such reconveyance, we can reacquire the NIBs Collateral on or before April 11, 2014, by paying the balance due under the Secured Promissory Note.  The Pledge Agreement also provides that there is no recourse against us in the event of the sale of the NIBs Collateral after default, with the Seller only having recourse against the NIBs Collateral. The Transfer Agreement, the Secured Promissory Note and the Pledge Agreement otherwise contain customary representations and warranties and provisions regarding due authorization, default, governing law, completeness and amendments provisions, among others.  Copies of the Transfer Agreement, the Secured Promissory Note and the Pledge Agreement are filed as Exhibits to this Current Report.  See Item 9.01.  Also see footnote 5 of our audited financial statements that accompany this Current Report, in Item 9.01, for a table containing additional information about the Policies underlying these NIBs.

Distribution Methods of Products or Services

It is anticipated that we will purchase the NIBs and hold them until maturity.  Through the combination of the Senior Loans, MPICs, and ultimately, a potential debt funding secured by the NIBs, management believes we should be well positioned to hold the NIBs until maturity.  However, we will continuously analyze the Senior Loan amounts, MPIC payments, NIBs and underlying Policies to determine whether any such assets should be liquidated.  Further, in the event of any events of default under the Senior Loans or MPICs, we will be prepared to sell the affected assets, if necessary or advisable.  There is an active secondary market for Policies that we can access if we determine that any of the Policies or NIBs should be liquidated.  However, prices in the secondary market are relatively volatile, and our goal is to avoid the early sale of NIBs or Policies so that we can realize maximum net amount on maturity of the Policies.  Through strategic alliances with well known Policies’ servicers and market participants, we believe we have direct lines of communications with the potential participants active in the life settlement secondary market; however, no assurance can be given that if we are required to sell any of our NIBs or other insurance related products prior to maturity, that we will be able to do so without incurring a loss.

Competitive Business Conditions

Life Settlement Market Generally.  Life settlements are secondary market sales of life insurance policies that consumers no longer want.  The market provides consumers an option of selling their policies for significantly more than the cash surrender value that would be paid by the insurance carrier upon the surrender of the policy.  From the early 2000s through 2007, the market for life settlements grew substantially from both the demand and the supply sides of the transactions.  However, growth slowed in 2008 and has been declining since that time.  The insurance research group, Conning & Co., issued a study predicting that growth in the life settlement market will remain flat or decline from 2012 and beyond due to lingering distress in the credit and investment markets and investor concerns regarding liquidity requirements of life settlements.  Regardless, the supply of policies should steadily increase due to the aging population and increased awareness of the life settlement market as an alternative to allowing a policy to lapse for little or no value.  Participants in the life secondary market include major insurance companies and many funds.

NIB Secondary Market.  To date, we are only aware of two providers of NIBs, Del Mar Financial S.a.r.l. and PCH Financial S.a.r.l.  Both entities have provided us with a first look at their entire portfolios and have committed to increase their supply of NIBs.  We have also considered creating the NIBs internally to further reduce the cost of the NIBs.  This process would require additional funding and various third party relationships similar to those described above, and no assurance can be given that we will have either the resources or that the required third party relationships will be available.

Senior Loan Market.  Because of the uncertainty of maturity of the Policies, financing is relatively difficult to secure. The current Senior Lender on the NIBS we have acquired is presently believed to be the only lender providing financing for the Policies securing the NIBs.  We are in preliminary discussions with alternate lending sources, and we believe we will have additional lenders available in the coming years.  At present, the NIBs will each be subject to loans from Senior Lender, which may be used to pay premiums on the Policies, and to pay the servicing fees, the securities intermediary fee, the administrator fees and certain other costs and expenses of the Lux Sarls (collectively, the “Fees”) under certain circumstances.  Any amounts due and payable to the Senior Lender shall be senior to payments on the NIBs and shall accrue interest at the rate of approximately 7.00% to 8.00% per annum and be compounded quarterly.  The Senior Lender will have a lien on the partnership interests in the Policy Holders.  After an event of default under the Senior Loans, the Senior Lender will have the right to exercise remedies with respect to such partnership interests, including disposition thereof, and will be entitled to receive proceeds of any such disposition to the extent of the obligations outstanding under the Senior Loans prior to any such proceeds being available to us.

The Senior Loans typically have a term of approximately five years and can be drawn upon during such term.  The Senior Loan can be prepaid subject to certain pre-payment penalties.  We intend to attempt to renegotiate the Senior Loans or have alternate financing available, prior to the end of the Senior Loans’ terms.  The Senior Lender has confirmed to us that it is committed to the issuance of Senior Loans, and that it will have the capacity to meet our demands for financing related to NIBs, although no written agreement in this regard has been provided.

The Senior Lender is a member of the Federal Association of German Banks (Bundesverband deutscher Banken e.V.) as well as of the German deposit protection fund (Einlagensicherungsfonds).  It has been granted a full banking license in accordance with the German Banking Act, and as such it is registered with and supervised by the German Federal Financial Supervisory Authority (Bundesanstalt für Finanzdienstleistungsaufsicht – BaFin).  The Senior Lender is not rated.  Although the Senior Lender and the servicer are not commonly owned, they are involved in various business ventures.

MPIC Market.  There are a limited number of MPIC Providers.  We are in discussions for an exclusive arrangement with an MPIC Provider related to the NIBs purchased by us, which will give us what our management believes will be a substantial competitive advantage in reducing our risks associated with these life settlement insurance interests. While the MPIC coverage is relatively expensive, Policies that are covered by MPIC have less volatility, lower liquidity issues and should be given higher values for purposes of financing and secondary market sales.

Sources and Availability of Policies and NIBs

Existing Policies and NIBs.  We are currently the owner of NIBs related to Policies with an aggregate face amount equal to $129,228,934, and we are in negotiations to purchase additional NIBs related Policies.  Management believes there is an adequate supply of life settlement insurance interests available for purchase through current contacts or the secondary market for life settlement insurance policies, though its ability to acquire further interests in NIBs will be subject to the availability of a Loan Facility, or self financing, for which we presently do not have the available resources, and the MPIC Provider, as to which no assurance can be given.

Additional Availability of Policies and NIBs.  While the life settlement market as a whole has slowed in growth in recent years, there is still an adequate supply to meet our objectives. We intend to continue to work with prior vendors of our NIBS and our current contacts in the life settlement industry who have been active in the market for years and have well established relationships with owners and sellers of qualifying Policies, along with Europa Settlement Advisors Ltd. (“Europa”), our consultant ( see the heading “Dependence on One or a Few Major Providers” below), which is engaged in the business of structuring pooled life insurance purchases, sales and financing in Luxemburg, Ireland and Germany.  We have also established a strong relationship with NorthStar Life Services, LLC (“NorthStar”), a policy servicing firm (a “Servicer) that works with the largest insurance portfolio owners in the marketplace.   NorthStar has agreed to keep us informed with regards to NorthStar clients who are interested in selling portfolios of Policies.

Purchasing Analysis and Process.  We currently review NIBs and Policies from our vendors of our NIBS, NorthStar, Europa and the secondary market.  We also work with licensed life settlement providers; however, we do not contact insured parties or consumers.  NorthStar provides due diligence and valuation services utilized by us in evaluating the Policies; and we also rely on our general counsel for due diligence and an outside pricing consultant for valuation.  As Policies and NIBs are submitted to us, NorthStar will provide due diligence and valuation summaries. These summaries will then be reviewed by our general counsel, management team and pricing consultant.  On the submissions related directly to the Policies and this evaluation process, we will determine whether such Policies can be converted into NIBs and whether such Policies meet the criteria set forth by the Senior Lender, MPIC Provider and Lux Sarls.  If the Policies qualify for the NIB structure, we will give our initial approval and the Lux Sarls will be responsible for coordinating the purchase and financing of the Policies and purchase the MPIC coverage, subject to our having available funding.  Once all the components are in place, the newly created NIBs will be resubmitted to us for purchase.  We will perform a final review of the Policies and NIBs and, if our criteria are met, we will purchase the NIBs, subject to having available resources.  Our general counsel was formerly general counsel to NorthStar and has 10 years of experience in providing due diligence services and financing for life insurance policies.  See the heading “Significant Employees” of the caption “Directors and Executive Officers” of this Item below.  Our pricing consultant has almost 20 years of experience in pricing life insurance policies; and also provides these types of services to NorthStar.

Dependence on One or a Few Major Providers

Policy Providers.  We believe we have access to multiple policy sellers and supply does not currently appear to be an issue.  However, the other components of the NIBs structure have limited sources.

NIB Providers.  For the NIBs to be fully marketable and ready for purchase, the Lux Sarls must also secure Senior Loans and MPIC coverage.  While we and consultants for the Lux Sarls are seeking additional financing sources and MPIC Providers, there is currently one source of financing for the Senior Loans and two historic MPIC Providers and one continuing MPIC Provider.  Through our prior vendors of NIBs, and our consultants, NorthStar and Europa, we have a priority relationship with each of the Senior Lender and MPIC Provider and are working to secure additional commitments and exclusivity; however, we are continuing to seek additional sources for the components of the NIBs to ensure that our demand will be met.

Structuring and Consulting Agreement.  On March 14, 2013, we entered into a Structuring and Consulting Agreement with Europa (the “Europa Consulting Agreement”) to advise and assist us in the acquisition and structuring of NIBs and life insurance benefits and other products tied to life insurance policies on insured’s aged 75 or older.  Europa advised us with respect to our initial purchase of NIBs related Policies with an aggregate face amount equal to $129,038,933, which we purchased on March 11, 2013, for $5,999,000, $3,000,000 of which was paid in cash and $2,999,000 of which was paid by the issuance of a Secured Promissory Note (see the heading “Current NIBs Contracts” above).   $300,000 in compensation was paid to Europa in connection with this transaction, which was capitalized within the carrying value of the investment.  The Consulting Agreement may be terminated by either party at any time; requires each party to pay its own expenses; contains confidentiality provisions for the protection of the parties; and other customary provisions regarding due authorization, counterparts, governing law, the completeness of the agreement, amendments and severance.  A copy of the Europa Consulting Agreement is filed as an Exhibit to this Current Report.  See Item 9.01.

Existing and Probable Government Regulation to Our Current and Intended Business

Life Settlement Licensing and Regulation.  Life Settlements are heavily regulated on the state and federal levels.  The regulations are focused on licensing market participants and disclosure to policy owners.  We support such regulations and believe such regulations will help to stop abuses in the life settlement industry and improve the negative connotations associated with the industry.  The regulations primarily apply to purchasers of policies directly from the original policy owner.  We are not licensed to engage in such purchases and will not engage in such purchases.  All of our Policies subject to the NIBs will have been purchased prior to our involvement through licensed providers, if necessary; and any future interests in any life settlement policies will have been purchased from the insured prior to our purchase of any interest in any such policies.  We exercise care to ensure that all policies were initially purchased in compliance with the applicable law and review the laws of the applicable states prior to any purchase of NIBs or any life settlement policies by us.  Additionally, any sales of NIBs or life settlement policies will be made in the secondary market for these products, in transactions with mutual funds, hedge funds, insurance companies and other non-consumer market purchasers.

Foreign Licensing and Regulation.  We have and expect to engage in business with multiple foreign counterparts in Luxembourg, Ireland, Germany and other countries.  We rely on representations from such counterparties that they are in compliance with all applicable laws, rules and regulations.

SEC’s Life Settlement Task Force.  An SEC Staff Report on life settlements was released by the SEC on July 22, 2010, and can be accessed at www.sec.gov/news/studies/2010/lifesettlements-reportpdf, that discusses various issues in the life settlements market.  In this Report, the SEC recommends that the Securities Act and the Exchange Act be amended to define life settlements as a “security,” so that persons involved in the life settlement markets would be afforded the protections of applicable federal securities laws, rules and regulations, along the probability of regulation under the Investment Company Act of 1940, as amended (the “Investment Company Act”); and that the SEC should continue to monitor the legal standards of conduct of participants in the life settlements market, the development of a life settlements securitization market, encourage Congress and state regulators to consider more significant and consistent regulation of the life expectancy underwriters and to consider instructing the SEC Staff to issue an investor bulletin regarding investments in life settlements.  The adoption of these regulations could substantially increase the costs of our filings with the SEC, especially if we were determined to be subject to the provisions of the Investment Company Act of 1940.

Exchange Act

We are subject to the following regulations of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and applicable securities laws, rules and regulations promulgated under the Exchange Act by the SEC.  Compliance with these requirements of the Exchange Act increases our legal and accounting costs.

Smaller Reporting Company

We are subject to the reporting requirements of Section 13 of the Exchange Act, and subject to the disclosure requirements of Regulation S-K of the SEC, as a “smaller reporting company.”  That designation will relieve us of some of the informational requirements of Regulation S-K.

Emerging Growth Company

We are also an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or “JOBS Act.”  As long as we remain an “emerging growth company,” we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not an “emerging growth company,” like those applicable to a “smaller reporting company,” including, but not limited to, a scaled down description of our business in SEC filings; no requirements to include risk factors in Exchange Act filings; no requirement to include certain selected financial data and supplementary financial information in SEC filings; not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act; reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements that we file under the Exchange Act; no requirement for Sarbanes-Oxley Act Section 404(b) auditor attestations of internal control over financial reporting; and exemptions from the requirements of holding an annual nonbinding advisory vote on executive compensation and seeking nonbinding stockholder approval of any golden parachute payments not previously approved.  We are also only required to file audited financial statements for the previous two fiscal years when filing registration statements, together with reviewed financial statements of any applicable subsequent quarter.

We may take advantage of these reporting exemptions until we are no longer an “emerging growth company.”  We can remain an “emerging growth company” for up to five years.  We would cease to be an “emerging growth company” prior to such time if we have total annual gross revenues of $1 billion or more and when we become a “larger accelerated filer,” have a public float of $700 million or more or we issue more than $1 billion of non-convertible debt over a three-year period.

Under the JOBS Act, emerging growth companies can also delay adopting new or revised accounting standards until such time as those standards apply to private companies. We have irrevocably elected not to avail ourselves of this exemption from new or revised accounting standards and, therefore, will be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies.

Sarbanes/Oxley Act

Except for the limitations excluded by the JOBS Act discussed under the preceding heading “Emerging Growth Company,” we are also subject to the Sarbanes-Oxley Act of 2002.  The Sarbanes/Oxley Act created a strong and independent accounting oversight board to oversee the conduct of auditors of public companies and strengthens auditor independence.  It also requires steps to enhance the direct responsibility of senior members of management for financial reporting and for the quality of financial disclosures made by public companies; establishes clear statutory rules to limit, and to expose to public view, possible conflicts of interest affecting securities analysts; creates guidelines for audit committee members’ appointment, compensation and oversight of the work of public companies’ auditors; management assessment of our internal controls; prohibits certain insider trading during pension fund blackout periods; requires companies and auditors to evaluate internal controls and procedures; and establishes a federal crime of securities fraud, among other provisions. Compliance with the requirements of the Sarbanes/Oxley Act will substantially increase our legal and accounting costs.

Exchange Act Reporting Requirements

Section 14(a) of the Exchange Act requires all companies with securities registered pursuant to Section 12(g) of the Exchange Act like we are to comply with the rules and regulations of the SEC regarding proxy solicitations, as outlined in Regulation 14A.  Matters submitted to shareholders at a special or annual meeting thereof or pursuant to a written consent will require us to provide our shareholders with the information outlined in Schedules 14A (where proxies are solicited) or 14C (where consents in writing to the action have already been received or anticipated to be received) of Regulation 14, as applicable; and preliminary copies of this information must be submitted to the SEC at least 10 days prior to the date that definitive copies of this information are forwarded to our shareholders.

We are also required to file annual reports on Form 10-K and quarterly reports on Form 10-Q with the SEC on a regular basis, and will be required to timely disclose certain material events (e.g., changes in corporate control; acquisitions or dispositions of a significant amount of assets other than in the ordinary course of business; and bankruptcy) in a Current Report on Form 8-K.

Number of Total Employees and Number of Full-Time Employees

We have three employees, Randall F. Pearson, our President; Glenn S. Dickman, our Secretary; and Lisa L. Fuller, our general legal counsel.

Reports to Security Holders

You may read and copy any materials that we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may also find all of the reports that we have filed electronically with the SEC at their Internet site www.sec.gov.

RISK FACTORS

You should carefully consider each of the following risks and uncertainties associated with our Company or the purchase or ownership of our common stock, as well as all of the other information contained in this Current Report, including our financial statements.

Generally

The occurrence of any of the risks or uncertainties described below could significantly and adversely affect our business, prospects, financial condition and operating results.  Additional risks and uncertainties not currently known to us may also impair our business. In any event, the trading price of our common stock, if any established trading market develops for such common stock in the future, could decline, and any investor in our common stock could lose part or all of any investment. The following are representative of those risks. Such summary is not intended to be exhaustive of risks that are or may become relevant.

AN INVESTMENT IN OUR SECURITIES IS VERY SPECULATIVE AND INVOLVES A HIGH DEGREE OF RISK.   ANY PROSPECTIVE INVESTOR IN OUR COMMON STOCK SHOULD CAREFULLY READ THIS CURRENT REPORT AND CONSIDER, ALONG WITH OTHER MATTERS REFERRED TO HEREIN, THE FOLLOWING RISK FACTORS.  EACH OF THESE RISK FACTORS COULD ADVERSELY AFFECT THE VALUE OF AN INVESTMENT IN OUR COMMON STOCK.

Risk Factors relating to Our Company

We are newly formed, and our auditors have added a “going concern” qualification to their Independent Auditor’s Report issued for our financial statements.

Our Independent Auditor’s Report dated April 4, 2013, expresses a “going concern” reservation in connection with our audited financial statements for the period from inception or January 31, 2013, to the period ended March 18, 2013.  Note (11) of our audited financial statements state that “the Company had an accumulated deficit of $24,184 and a working capital deficit of $2,850,209.   In addition, the Company is a development stage entity and has not generated any revenues and has negative cash flows from inception through March 18, 2013. These factors raise substantial doubt about the Company’s ability to continue as a going concern.”   See the caption “Financial Statements and Exhibits” of Item 5.01 below.

Our management has little experience in our chosen industry of operations and must initially rely on our general legal counsel and outside consultants or others in this industry to make informed business decisions; and potential conflicts of interest involving those parties who are relied upon could adversely affect the value of our life insurance products.

Members of our management have substantial business acumen, each having achieved success in the formation or operation of a business or enterprise over a number of years; however, their first exposure to the life settlement industry was during the last six months.  They have and will continue to rely on consultants and servicers in this industry, along with our general legal counsel, in evaluating life insurance products for purchase.  Many of these consultants or servicers represent or provide services to others in this industry, and no assurance can be given that we, as a new and small competitor in this industry, will not be treated less favorably by these consultants than our competitors.  Even as management accumulates expertise in this industry, we will still being relying on the expertise of outside consultants for various factors, including valuation, life expectancies, actuarials and other matters specific to life insurance policies, most of which are outlined below under this caption under the heading “Risks related to Policies.”

Proposed securities regulations and other governmental regulations may increase our costs of doing business substantially, and our results of operations will suffer.

The SEC and Congress, along with various states, have proposed various regulations of the life settlement industry, any of which could substantially increase our costs and limit our business operations, even though we intend to acquire life insurance products and hold them to maturity.  Also, compliance with these regulations will be costly, and may hinder our ability to successfully implement our business model, and we may fail.

Our Projections, Forecasts and Estimates may be incorrect, which may subject us to liability or cause us to fail.

Any projections, forecasts and estimates contained herein are forward-looking statements and are based upon certain assumptions that we consider reasonable. Projections are necessarily speculative in nature, and it can be expected that some or all of the assumptions underlying the projections will not materialize or will vary significantly from actual results. Accordingly, any such projection is only an estimate. Actual results may vary from a projection, and such variations may be material. Our present business and revenues are dependent upon our reliance on others.

We are substantially dependent upon our servicer, NorthStar, for evaluating life settlements or NIBs for purchase. The success of NorthStar’s business (and our business, presently) largely depends on the skills, experience and efforts of its management team and other key personnel. The loss of the services of one or more members of its senior management team or other employees with critical skills needed to operate its business could have a negative effect on NorthStar’s ability to provide the Policies administration services it has agreed to perform respecting our NIBs or other life settlement interests we may purchase.  If any of these officers or other key personnel resign or become unable to continue in their present roles and are not adequately replaced, NorthStar’s business operations (and our business operations) could be materially adversely affected.  Competition for these types of personnel can be intense, and the NorthStar may not be successful in attracting, assimilating and retaining the personnel required to replace any of its senior management team and other key employees.  This could substantially adversely affect our business if and until we have sufficient cash resources to employ personnel with the skills to provide us with these types of services.

We may not be able to pay fees and costs of the Senior Lender, and we may lose the interest in our NIBs, which could cause our business to fail.

The Senior Lender has entered into the Loan Facility, the proceeds from which will be available in certain circumstances for the payment of premiums in respect of the Policies and the Fees.  No assurance can be given that amounts available under the Loan Facility will at all times be sufficient to pay all the premiums and fees due and payable.  In addition, the Loan Facility generally has an initial term of five years, and no assurance can be given that the Loan Facility will be renewed.  Furthermore, if an event of default occurs under the Loan Facility (which, among other things, includes an Event of Default), no assurance can be given that we will be able to cure such event of default, in which case the Senior Lender will have the right to exercise remedies against the Policies, and will be entitled to cause a disposition of Policies and receive proceeds of such disposition in priority to us.  The Senior Lender is not rated, and although it currently anticipates having sufficient capital to honor its funding obligations under the Loan Facility, no assurance can be given that it will continue to have sufficient capital for the entire term of the Loan Facility. Our business activities are highly regulated and new or proposed government regulation or legislative reforms could increase our cost of doing business, reduce our revenues and liquidity, increase our losses or subject us to additional liability.

On July 21, 2010, President Barack Obama signed the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) into law.  The Dodd-Frank Act contains significant changes to the regulation of financial institutions including the creation of new federal regulatory agencies, and the granting of additional authorities and responsibilities to existing regulatory agencies to identify and address emerging systemic risks posed by the activities of financial services firms.  The Dodd-Frank Act also provides for enhanced regulation of derivatives and asset-backed securities offerings, restrictions on executive compensation and enhanced oversight of credit rating agencies.  The provisions include a new independent Bureau of Consumer Financial Protection to regulate consumer financial services and products, and life settlement transactions may be within the scope of its jurisdiction. Actions taken by the Bureau of Consumer Financial Protection may have material adverse effects on the life settlement industry and could affect the value of the Collateral securing our NIBs and the value of our NIBs or life settlements in general.  In addition, the Dodd-Frank Act also limits the ability of federal laws to preempt state and local consumer laws.  While it is too early to assess the full impact of the Dodd-Frank Act generally on our business and prospects, the Collateral manager and the Servicers, prospective investors should be aware that the changes in the regulatory and business landscape as a result of the Dodd-Frank Act could have an adverse impact on us, the Collateral managers, the Servicers and/or on the value of the Collateral and the NIBs. Greater oversight of the life settlement industry may have a substantial adverse impact on how we conduct our business and may substantially increase our costs of operation.

In August 2009, the SEC established a Life Settlements Task Force to investigate the life settlements market.  On July 22, 2010, the SEC released a Staff Report by the Life Settlements Task Force that recommended the SEC consider recommending to Congress that it amend the definition of “security” under the federal securities laws to include life settlement policies, such as the Policies, as securities.  Several months ago, one U.S. Congressman sought to introduce a bill to amend the definition of “security” as recommended by the SEC.  While that attempt did not result in any action, there can be no assurance that such a bill will not be passed at some future date.  If federal securities laws are indeed amended to include such policies within the definition of “security,” or if courts with relevant jurisdiction interpret existing securities laws to that effect, our ability to operate our business under our current business model may be constrained by additional registration and securities compliance requirements under the Securities Act, the Exchange Act and the Investment Company Act of 1940, as amended (the “Investment Company Act”).  Intermediaries may be required to register as broker-dealers or registered investment advisers, and would otherwise be subject to oversight by the SEC and the Financial Industry Regulatory Authority, which require adherence to numerous rules and regulations.

The life settlement industry has overall transaction risks and involves a very speculative investment.

Despite a party’s best efforts in design and implementation of a life settlement investment product, there can be no assurance that the transactions contemplated in our business model will perform as anticipated. It is a desirable goal to minimize, to the extent reasonably possible, risks relating to investments related to life settlements with the understanding that it is not possible with respect to the Policies, to determine in advance either the exact time that a life insurance policy will reach maturity (i.e., at the death of the insured) or the profit, loss or return on an investment in a life insurance policy.

In addition, no assurance can be given that any life insurance policy will perform in accordance with projections, and any such life insurance policy may decline in value. Consequently, there can be no assurance that we will realize a positive return on our investment and these types of investments should be considered to be speculative in nature. This, in turn, may directly affect the amount and timing of funding sought or received by us, which in turn will affect our ability to conduct our business.  Thus, an investment in our Company is suitable only for investors having substantial financial resources, a clear understanding of the risk factors associated with such investments and the ability to withstand the potential loss of their entire investment.

Recent Economic Events could have an adverse effect on our business.

Recent market and economic conditions have caused significant disruption in the credit markets. Continued concerns about the availability and cost of credit, the mortgage market, declining real estate values and the systemic impact of inflation or deflation, energy costs and geopolitical issues have contributed to increased market volatility and diminished expectations for the U.S. economy as well as economies of other countries. Beginning in 2008, concerns fueled by events such as the federal government’s conservatorships of Freddie Mac and Fannie Mae, and the failure of Lehman Brothers Holdings, Inc., led to increased market uncertainty and instability in both U.S. and international capital and credit markets. These conditions, combined with declines in business and consumer confidence and increased unemployment, have contributed to volatility in domestic and international markets.

As a result of these market conditions, the cost and availability of credit has been and may continue to be adversely affected by illiquid credit markets and wider credit spreads. Concern about the stability of the markets and the strength of counterparties has led many lenders and institutional investors to reduce, and in some cases cease, lending to borrowers.

There continues to be uncertainty about the prospects for growth in the U.S. economy as well as economies of other countries. A number of factors influence the potential uncertainty, including, but not limited to, high current unemployment, rising government debt levels, prospective Federal Reserve (and similar foreign bodies) policy shifts, the withdrawal of government interventions into the financial markets, changing consumer spending patterns, and changing expectations for inflation and deflation.  These factors have adversely affected the financial markets and the claims-paying ability of many insurers.  Moreover, there is a risk that economic activity could be weaker and financial volatility and uncertainty could be greater than anticipated.

These factors and general market conditions could adversely affect the performance and market value of our NIBs and our future prospects. There can be no assurance that governmental or other actions will improve these conditions in the near future.

Risk Factors Relating Our Common Stock

There is no established public market for our common stock, and any market that may develop could be volatile.

There is currently no established public market for our common stock.  Less than 10,000 shares of our common stock have publicly traded during the quarter ended March 31, 2013, and no assurance can be given that any established public market for our shares will commence, or if one does commence, that it will continue, in any respect.  Interest in our common stock may not lead to a liquid trading market, and the market price of our common stock may be volatile. The following may result in short-term or long-term negative pressure on the trading price of our shares, among other factors:

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Conditions and publicity regarding the life settlement market and related regulations generally;

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Price and volume fluctuations in the stock market at large, which do not relate to our operating performance; and

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Comments by securities analysts or government officials, including those with regard to the viability or profitability of the life settlement industry generally or with regard to our ability to meet market expectations.

The stock market has from time to time experienced extreme price and volume fluctuations that are unrelated to the operating performance of particular companies.

We are an “emerging growth company,” subject to less stringent reporting and regulatory requirements of other publicly-held companies, and this status may have an adverse effect on our ability to attract interest in our common stock.

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or “JOBS Act.”  As long as we remain an “emerging growth company,” we may take advantage of certain exemptions from various reporting and regulatory requirements that are applicable to other public companies that are not an “emerging growth company.”  We cannot predict if investors will find our common stock less attractive if we choose to rely on these exemptions.  If some investors find our common stock less attractive as a result of any choices to reduce future disclosure, there may be a less active trading market for our common stock and our stock price may be more volatile.  See the heading “Emerging Growth Company” of this Item 501 above.

Our common stock is be deemed to be “Penny Stock,” which will further limit any potential future public market for our shares.

Our common stock may be deemed to be “penny stock” as that term is defined in Rule 3a51-1 of the SEC.  Penny stocks are stocks (i) with a price of less than $5 per share; (ii) that are not traded on a “recognized” national exchange; (iii) whose prices are not quoted on the NASDAQ automated quotation system (NASDAQ-listed stocks must still meet requirement (i) above); or (iv) in issuers with net tangible assets less than $2,000,000 (if the issuer has been in continuous operation for at least three years); or $5,000,000 (if in continuous operation for less than three years); or with average revenues of less than $6,000,000 for the last three years.

Section 15(g) of the Exchange Act and Rule 15g-2 of the SEC require broker dealers dealing in penny stocks to provide potential investors with a document disclosing the risks of penny stocks and to obtain a manually signed and dated written receipt of the document before effecting any transaction in a penny stock for the investor’s account.   Potential investors in our common stock are urged to obtain and read such disclosure carefully before purchasing any shares that are deemed to be penny stock.

Rule 15g-9 of the SEC requires broker-dealers in penny stocks to approve the account of any investor for transactions in such stocks before selling any penny stock to that investor.  This procedure requires the broker-dealer to (i) obtain from the investor information concerning his, her or its financial situation, investment experience and investment objectives; (ii) reasonably determine, based on that information, that transactions in penny stocks are suitable for the investor, and that the investor has sufficient knowledge and experience as to be reasonably capable of evaluating the risks of penny stock transactions; (iii) provide the investor with a written statement setting forth the basis on which the broker dealer made the determination in (ii) above; and (iv) receive a signed and dated copy of such statement from the investor, confirming that it accurately reflects the investor’s financial situation, investment experience and investment objectives.  Compliance with these requirements may make it more difficult for investors in our common stock to resell their shares to third parties or to otherwise dispose of them.

Our Management and two stockholders own approximately 74.4% of our outstanding common stock and could elect all of our directors who in turn elect all of our officers.

This percentage of stock ownership is significant in that it could carry any vote on any matter requiring stockholder approval, including the subsequent election of directors, who in turn elect all officers.  As a result, these persons effectively control the Company, regardless of the vote of other stockholders. As a result, other stockholders may not have an effective voice in our affairs. See the caption “Security Ownership of Certain Beneficial Owners and Management” of this Item 5.01 below.

Our failure to meet financial expectations could have an adverse impact on the market price of our common stock.

Our ability to achieve anticipated financial returns expressed herein is subject to a number of risks, uncertainties and other factors affecting our business and the life settlement industry generally, many of which are beyond our control. These factors may cause actual results to differ materially.  We have described a number of these factors throughout this Current Report, including in these Risk Factors and in the captions entitled “Special Note Regarding Forward-Looking Statements,” and “Management’s Discussion and Analysis or Results of Operations” at the beginning of this Current Report and under these captions in Item 5.01 below. We cannot assure you that we will meet these results or expectations, and our failure to do so could harm the market price of our common stock and our business operations may fail.

Future sales of our common stock could adversely affect our stock price and our ability to raise capital in the future, resulting in our inability to raise required funding for our operations.

Sales of substantial amounts of our common stock could harm the market price of our common stock. This also could harm our ability to raise capital in the future. There are approximately 826,000 shares of our common stock that are freely tradable without restriction under the Securities Act by persons other than “affiliates,” as defined under the Securities Act.  Any sales of substantial amounts of our common stock in the public market, or the perception that those sales might occur, could harm the market price of our common stock.  See the captions “Market Price of Common Stock and Related Matters” and “Security Ownership of Certain Beneficial Owners and Management” of Item 5.01 below.  Further, certain stockholders have “piggy-back” registration rights afforded to them if we file a registration statement with the SEC; these shares or any registered securities we may register can also have an adverse effect on any market for our common stock.  See the “Capitalization Tables” in Item 1.01.

We will not solicit the approval of our stockholders for the issuance of authorized but unissued shares of our common stock unless this approval is deemed advisable by our Board of Directors or is required by applicable law, regulation or any applicable stock exchange listing requirements. The issuance of those shares could dilute the value of our outstanding shares of common stock.

Risks Related to the Policies.

Our Policies may be determined to have been issued without an “insurable interest” and could be void or voidable.

State insurance laws in the United States require that an insurance policy may only be initially procured by a person that has an insurable interest in the continuance of the life of the insured. Whether an owner has an insurable interest in the insured is a question of applicable state law. The general concept is that a person with an insurable interest is a person that has a continuing interest in the insured remaining alive, whether through the bonds of love and affection or due to certain recognized economic relationships. Typically this includes the insured, the insured’s spouse and children, and in some states, other close relatives. In some jurisdictions, however, this could also include entities such as the insured’s business partners, creditors, employer, business partners or certain charitable institutions.  It also typically includes a trust that owns a life insurance policy insuring the life of the grantor or settlor of the trust where the beneficiaries of the trust are persons, who, by virtue of certain familial relationships with the grantor or settlor, also have an insurable interest in the life of the insured.

A policy purchased by a person without an insurable interest may, depending on relevant state insurance law, be (i) void, (ii) voidable by the insurer that issued the policy and/or (iii) subject to the claims of the insured’s presumptive beneficiaries, such as his or her spouse or other family members. In some states, the insured must consent to the purchase of a policy by a person other than the insured.

Generally, state insurance law is clear that an individual has an insurable interest in his or her own life and may procure life insurance on his or her own life and may name any person as beneficiary. However, if a person purchases insurance on his or her own life for the benefit of a party who does not have an insurable interest in the life of the insured for the purpose of evading the insurable interest laws, the purchase may be viewed under applicable state law as a violation of the state’s insurable interest laws. Should the Issuer own an interest in a policy that was originally issued to an owner or for the benefit of a beneficiary (if required) that did not have an insurable interest, it is possible that the Issuer may not have a valid claim for the death benefits on such policy, and upon the death of the insured, the issuing insurance company may refuse to pay the death benefits on the policy to us or may be required to pay the death benefit to other beneficiaries of the insured.  Should any such claims be successful, we may lose some or all of the amounts we have invested in our Policies, although in some states the issuing insurance company may be required to repay the premiums if it rescinds the policy.  Some states, such as Florida, allow the carrier to retain all the premiums and some states that require premiums to be returned permit the carrier to maintain an action for damages.  Even if such claims are unsuccessful, significant amounts may need to be expended in defending such claims, thereby reducing the amounts we may receive from our NIBs and other life settlement interests we may purchase.

Concern also exists regarding the applicability of state insurable interest requirements to the purchase of a policy by an insured or a person with an insurable interest in the life of the insured in circumstances in which the owner of the policy obtains a loan secured by the policy to finance the payment of premiums on the policy, often referred to as a premium finance transaction. A substantial number of the Policies were originated pursuant to premium finance transactions.  Neither the Collateral manager nor any other party makes any representations or warranties with respect to the premium finance programs relating to such premium finance transactions or any other documentation relating to such premium finance transactions.  While it is generally accepted by state law that an individual has an insurable interest in his or her own life, it is possible that a court might construe a premium finance transaction as an attempt to evade the requirement that an insurable interest exist at the time an insurance policy is issued. If the borrower in such a transaction is found to be acting, in fact, on behalf of a premium finance company to procure an insurance policy, it is possible that a court might find that the real party in interest is the premium finance company, which by itself would not have an insurable interest sufficient to support the insurance policy. As a result, the insurance policy may be void or subject to attack, which could diminish the value of the policy. Also, in every state that has addressed the question other than New York and Michigan, the expiration of an insurance policy’s contestability period may not cut off the insurer’s ability to raise the insurable interest issue as a defense to the payment of the policy proceeds.

One or more states could adopt legislation that would require a holder of an insurance policy to have an insurable interest in the insured at the time a policy is purchased and at the time of death of the insured. We will not have an insurable interest in the insureds polices acquired by or on our behalf. If such legislation were to be adopted without a ‘grandfathering’ provision (i.e., so as not to be applicable to insurance policies then in force), then we may be unable to collect the proceeds on the death benefits of the insured persons under our Policies purchased prior to the enactment of such legislation.

Additional insurable interest concerns regarding Policies originated pursuant to premium finance transactions may also result in adverse decisions that could affect our Policies.

The legality and merit of “investor-initiated” or “stranger-originated” life insurance products have been questioned by members of the insurance industry, including by many life insurance companies and insurance regulators.  For example, the New York Department of Insurance issued a General Counsel’s opinion in 2005 concluding that a premium finance program that was coupled with the right of the policy owner to put the financed insurance policy to a third party violated New York’s insurable interest statute and may also constitute a violation of New York State’s prohibition against premium rebates/free insurance.  More recently, many states have enacted laws expressly defining and prohibiting stranger-originated life insurance (“STOLI”) practices, which in general involve the issuance of life insurance policies as part of or in connection with a practice or plan to initiate life insurance policies for the benefit of a third-party investor who, at the time of the policy issuance, lacks a valid insurable interest in the life of the insured.  Under these laws, certain premium finance loan structures are treated as life settlements and, accordingly, may not be entered into at the time of policy issuance and for a two or five year period thereafter, depending on the state.  Certain court decision issued over the past few years may also increase concerns with premium financed policies.  In one recent decision, the Delaware Supreme Court stated that that the key focus in insurable interest cases is who paid the premiums.  While the decision was not issued in connection with a premium financed policy, no assurance can be given that a court would not apply such reasoning to premium financed policies.  We cannot predict whether a state regulator, insurance carrier or other party will assert that any of the Policies should be treated as having been issued as part of a STOLI transaction or otherwise were issued in contravention of applicable insurable interest laws.  This risk is greater where the insured materially misstated his or her income and/or net worth in the life insurance application.  Recent decisions in Florida and Delaware have increased the risk that challenges to premium financed policies may be decided in favor of the issuing insurance company.  Moreover, because the Collateral consists of s portfolio of Policies that were originated in the same or a similar manner and in a limited number of states (generally, California and Wisconsin, although the insured may reside in other states), there is a heightened risk that an adverse court decision or other challenge or determination by a regulatory or other interested party with respect to a policy could have a material adverse effect with respect to a significant number of other Policies, including the rescission of Policies or the occurrence of other actions that prevent us from being entitled to receive or retain the death benefit under the related Policies upon the death of the related insured persons.  Concerns of such nature could also negatively affect the market value and/or liquidity of the Policies.

Fraud in the application for life insurance can also affect our assets and our interest in our NIBs.

There are risks that the Policies were procured on the basis of fraud or misrepresentation in connection with the application for the policy.  Types of fraud that have occurred in applications where carriers have successfully rescinded or voided the policies include, among others, misrepresentations concerning an insured’s financial net worth and/or income, need for and purpose of the life insurance protection, health or age and whether he or she is a smoker.  Such risk of fraud and misrepresentation is heightened in connection with life insurance policies for which the premiums are financed through premium finance loans or other structured programs.  In particular, there is a significant risk that applicants and potential insureds may not answer truthfully or completely to questions related to whether the life insurance policy premiums will be financed through a premium finance loan or otherwise, the applicants’ purpose for purchasing the policy or the applicants’ intention regarding the future sale or transfer of the life insurance policy. Such risk may be further increased to the extent life insurance agents communicate to applicants and potential insureds regarding potential premium finance arrangements or profits to be made on policies that will be sold after the contestability period.  If an insured has made any material misrepresentation on his/her application for life insurance, there is a heightened risk that the insurance company will contest or successfully rescind or void the related policy, although an issuing insurance company may not be able to raise such claims after the expiration of the contestability period.  Each of the Policies beyond the contestability period.  Even if such fraud in the application could not serve as a basis to challenge a policy because the contestability period has expired, it may be raised as evidence that the policy was provided as part of a STOLI arrangement.

The risk of litigation with issuing insurance companies could substantially raise our costs of operation and increase or risk of loss.

Some of the programs relating to the premium finance transactions through which the Policies were originated, or other programs having similar characteristics, may be objectionable to certain life insurance companies and other parties, including certain regulators, on the basis of constituting a means of originating stranger-originated life insurance.  Additionally, as described above, life insurance policies that are originated through the use of premium finance programs often present a greater risk of there having been fraud and/or misrepresentations in connection with the issuance of the policies.  For these reasons, among others, it is possible that we may become subject to, or may otherwise become affected by, litigation involving one or more Issuing Insurance Companies (either as a plaintiff or a defendant), including claims by an issuing insurance company seeking to rescind a policy prior to or after the death of the related insured.  Moreover, such risk may be enhanced with respect to an issuing insurance company that is experiencing financial difficulty, since a successful claim by an issuing insurance company could reduce its financial liabilities.  In the event any litigation was to occur, we would bear the costs of defending against the litigation, and would be unable to predict its outcome, which could include our losing our right to receive (or retain) the proceeds otherwise payable under one or more of the Policies.

Contestability of life insurance Policies is a further risk that can result in the loss of the benefits on Policies and have adverse consequences on our results of operation.

The significance of the risk that an issuing insurance company may seek to rescind one or more Policies depends on whether the issuing insurance company is barred from bringing a rescission action by operation of an incontestability clause contained therein or contestability limitations applicable as a matter of state law.  Each life insurance policy, in accordance with laws adopted in virtually every state in the United States, contains a provision that provides that, absent a failure to pay premiums, a policy shall be incontestable after it has been in force during the lifetime of the insured for a period of not more than two years after its date of issue.  However, some states recognize an exception to incontestability where there was actual fraud in the procurement of the policy.  A new contestability period may also arise in connection with information provided on any application for reinstatement of a life insurance policy following lapse of a policy due to non-payment of premiums, or an application for an increase in policy benefits.  These events could prove to be adverse to us and our life settlement interests if the Policies are contested and the issuing insurance company is successful in any such claim.

Our longevity assumptions may prove to be inaccurate, and our interests in our NIBs and any other life settlement interests could lose value or be lost because we may not have the funds to pay required premiums beyond what was anticipated in these assumptions.

In addition to risks in the manner in which the Policies were originated, another principal risk related to ownership of the Policies, and consequently to us and investors in our common stock, is the uncertainty regarding the date of death of an insured with respect to a policy.  Life expectancies are projected from the medical records of the insured and actuarial data based upon the historical experience of similarly situated persons.  It is impossible to predict with certainty any insured’s life expectancy.  We have and will base our longevity assumptions on the reports of third-party life expectancy providers, among whom there is no uniformity of assumptions, approach or procedure.  Also, there are significant disputes among third-party life expectancy providers regarding the mortality rate relating to certain disease states and the efficacy of certain treatments.  Many of these life expectancy providers have revised their methodologies resulting in increased longevity estimates. On January 22, 2013, 21st Services LLC announced a significant revision in their methodologies.  These changes in methodologies may have reduced the internal rate of return on the Policies and could cause increased difficulty in financing premiums.  The Loan Facility requires that certain loan to value ratios be maintained and decreases in policy values could result in violations of these provisions. There can be no assurance that additional revisions extending predicted life expectancies will not be forthcoming, exacerbating these risks.

Some factors that may affect the accuracy of a life expectancy report or other calculation of the estimated length of an individual’s life are:

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the experience and qualifications of the medical professional or life expectancy company providing the life expectancy estimate;

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the completeness and accuracy of medical records received by the life expectancy company;

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the reliability of, and revisions to, actuarial tables or other mortality data published by public and private organizations or developed by a life expectancy company and utilized by its medical professionals;

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the nature of any illness or health conditions of the insured disclosed or undisclosed;

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changes in living habits and lifestyle of an insured and medical treatments, medications and therapies available to and used by an insured; and

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future improvements in medical treatments and cures, and the quality of medical care the insured receives.

If the insured lives longer than any or all of the life expectancy appraisals predict, then the amounts available to us on our NIBs or other life settlement interests could be diminished, perhaps significantly, due to the additional time during which premiums will have to be paid in order to keep the related policy in force, the longer period that will elapse before any death benefits are paid on the related policy and the longer the time in which our ancillary operating, financing and servicing costs will be incurred.  If the period for too many Policies exceeds beyond the maturity date for our Policies, then our interests in the Policies may have to be liquidated instead of receiving the related death benefits, and the market value of such Policies will necessarily be significantly less than the related death benefits.

Increases in cost of insurance could reduce our estimated returns and lower our revenues.

Insurers pass on a portion of their expenses to operate their business and administer their life insurance policies in the form of policy charges borne by each policyholder.  In the event an insurer experiences significantly higher than anticipated expenses associated with operation and/or policy administration, the insurer has the right to increase the charges to each of its policy owners.  In the event of material increases to the policy charges, it is possible that additional premium payments will be required to maintain the policy in force.  While the increased cost of maintaining the affected Policies has been taken into account in our Servicer’s projection of premiums on the portfolio, there can be no assurance that there will be no additional increases nor can there be any assurance that premiums on other Policies will not be increased.  No assurance can be given that we will have sufficient funds available to pay all premiums on the Policies if policy premiums increase.

The lapse of Policies will result in the entire loss of our interest in those particular Policies.

We will be required to make premium payments on the Policies in order to keep them in force.  These payments generally will be made from amounts available to the Lux Sarls pursuant to the Loan Facility, Death Benefits, and MPIC Payments.  If there are insufficient funds available for this purpose or if we (or the Servicer of the Policies) does not pay premiums on a policy in a timely manner, the policy could lapse and the value of the asset could be lost.

There is poor liquidity in the secondary market for life insurance and life settlements.

The secondary market for life insurance and life settlements is relatively illiquid, and it is often difficult to sell Policies or interests in Policies at attractive prices, if at all.  The ability to sell Policies may be made even more difficult due to the nature in which the Policies were originated, especially with respect to policies where the premiums were financed by the original owner, and the increased risk associated with holding such Policies.  The Collateral manager may be limited in its ability to liquidate assets if it needs to do so in order to raise funds to pay premiums or otherwise.  We may experience a loss (including a total loss) if Policies must be liquidated under less than optimal circumstances.

Inflation and interest rate risk and their effect on the Policies.

If interest rates increase, the value of the Policies is likely to decrease.  The market value of a policy is based, in large part, on the estimated discounted value of future cash flows from the policy, including death benefits, minus the estimated discounted value of future premiums due on, and other costs of maintenance of, the policy.  Also, if the interest rates used to determine the market value of a policy change, the present value of the policy may also change.  Generally, if interest rates increase, the present value of a life insurance policy decreases.  If a policy holder is forced to sell a policy in a higher interest rate environment, the market price for the Policies may be less than the price at which such policy was acquired.

Carrier credit risk can adversely affect our interest in our NIBs or other life settlements.

We will be subject to the credit risk associated with viability of the issuing insurance company.  The insolvency of an issuing insurance company or a downgrade in the ratings of an issuing insurance company could have a material adverse impact on the value of the Policies issued by the issuing insurance company, the collectability of the related death benefits and the ability of the issuing insurance company to pay the cash surrender value or other amounts agreed to be paid by the issuing insurance company.  Any such impairment of the claims-paying ability of the issuing insurance company could materially and adversely affect the value of the Policies issued by the issuing insurance company, the ability of the policy holder to pay the premiums due on other Policies and our ability to pay any required policy premiums, fees and expenses of the service providers and our other expenses.

The inability to keep track of the insureds could keep us from updating the medical records of the insured.

It is important for the servicer to track the health status of an insured and keep information current, which is done by contacting the insured and/or other designated persons and obtaining updated medical records from an insured’s physician.  There are significant U.S. federal and state laws relating to privacy of personal information that affect the operations of the servicer and its ability to properly service the Policies, especially with regard to obtaining current information from an insured’s physician.

Under the Health Insurance Portability and Accountability Act (“HIPAA”), the federal law that governs the release of medical records from medical record custodians, an insured may revoke his or her authorization for previously authorized third parties to receive medical records at any time, leaving the servicer unable to receive additional medical records.

The servicer may have to rely on a third party to track an insured, especially if states continue to adopt laws that would limit the ability of person other than a licensed life settlement provider or its authorized representative to control insureds for tracking purposes, and the servicer may lose contact with such insured.  For example, the insured may move and not notify the servicer or any other third party that has authority to contact the insured.  The servicer attempts to maintain contact information for the insured and/or one or more close family friends or relatives whenever possible so it can maintain contact with the insured.  Additionally, the servicer subscribes to various databases that use public records and other information to track individuals.  The servicer also subscribes to death notification services which use Social Security and public records information to notify the servicer if an insured has passed away so that it can begin the process of obtaining a death certificate and arranging for the payout of the policy.  Changes adopted last year to the Social Security Administration’s Death Master File have resulted in the elimination of many state records that were previously included in the Death Master File.  The number of new records being added to the Death Master File have been reduced by approximately 40%. Thus, it has become necessary to enhance alternative methods for learning of an insured’s death. On average, it now takes longer to learn about an insured’s death as compared to periods prior to the changes in the Death Master File.

Despite these various tracking methods, it is still possible for the servicer to lose contact with an insured, making any additional updates of medical condition for the insured impossible.  There can also be no assurance that the servicer will learn of an insured’s death on a timely basis.

Lost insureds can result in a delay or a loss of an insurance benefit that would have a negative effect on our revenues and prospects.

Occasionally, the issuing insurance company may encounter (or assert) situations where the body of the insured or reasonable other evidence of death cannot be located and/or identified. For example, the insured may have been lost at sea and there may not be proof of death available for several years or at all. Alternatively, the fact that the original beneficiaries no longer have any financial interest in a claim under the policy may mean that the issuing insurance company faces practical obstructions to recording accurately and in a timely manner the death of the insured. In the event of a “lost” insured, the death claim may be delayed for up to seven years by the issuing insurance company. Under these circumstances, typically, the claim will then be paid with interest from the date that the insured was originally presumed lost.  Nonetheless, it remains possible that it will be difficult or impossible to locate and/or identify an insured to establish proof of death and, as a result, the related issuing insurance company may significantly delay (but not ultimately avoid) payment of the underlying death benefit.  This delay could result in a longer than anticipated holding period for a policy which, in turn, could result in a loss to us.

Delays in receiving insurance proceeds result in a decrease in the death benefit.

The death of an insured must have occurred to permit the servicer to file a claim with the issuing insurance company for the death benefit.  Obtaining actual knowledge of death of an insured, as discussed above, may prove difficult and time-consuming due to the need to comply with applicable law regarding the contacting of the insured’s family to ascertain the fact of death and to obtain a copy of the death certificate or other necessary documents in order to file the claim.  The death benefit typically increases subsequent to death by an interest rate that is less than the Senior Loan; thus, the policy proceeds become less valuable as time passes.

U.S. life settlement and viatical regulations may result in our being determined to have violated applicable law.

The purchase and sale of insurance policies in the secondary market from the policy’s original owner and among secondary market participants is subject to regulation in approximately 45 states and Puerto Rico. The scope of the regulations and the consequences of their violation vary from state to state. In addition, within a given state, the regulations may vary based upon the life expectancy of the insured at the time of sale or purchase. In many states, a policy on an insured with a life expectancy of two years or less is referred to as a “viatical settlement” or a “viatical.” A policy on an insured with a life expectancy of more than two years is referred to as a “life settlement.” The policy holders have not, and do not intend to, purchase viatical settlements and should not be subject to the regulatory regimes that govern these policies. However, the states vary in their technical definitions of viatical settlements and life settlements, and state insurance regulators, who are charged with interpretation and administration of insurance laws and regulations, vary in their interpretations. Therefore, despite our expectations, it may be possible that under the rules of a particular state a policy underlying our NIBs that is not commonly thought of as a viatical settlement may meet the technical definition thereof. Engaging in the purchase or sale of life settlements or viatical settlements in violation of applicable regulatory regimes could result in fines, administrative and civil sanctions and, in some instances, criminal sanctions. United States and state securities laws could have an adverse effect on our ability to liquidate any Policies we believe should be sold.

It is possible that, depending on the facts and circumstances attending a particular sale of a life insurance policy, a sale could implicate state and federal securities laws. The failure to comply with applicable securities laws in connection with dealings in life settlement transactions could result in fines, and administrative and civil sanctions and, in some instances, to criminal sanctions. In addition, parties may be entitled to a remedy of rescission regarding such transactions.  State guaranteed funds give some protection for payments under Policies, but no assurance can be given that we will benefit from them.

With respect to the Policies, the payment of death benefits by issuing insurance companies is supported by state regulated reserves held by the issuing insurance companies and, under certain circumstances and in limited amounts that vary from state to state, state supported life and health insurance guaranty associations or funds.  However, such reserves and guaranty funds, to the extent in existence, may be insufficient to pay all death benefits under the Policies issued by an issuing insurance company if such issuing insurance company becomes insolvent.  The obligation of a state guaranty fund to make payments may not be triggered in certain circumstances.  In addition, in the event of an issuing insurance company insolvency, courts and receivers may impose moratoriums or delays on payments of cash surrender values and/or death benefits.  In addition, the benefits of most or all of such state supported guaranty funds are capped per insured life (irrespective of the number of policies issued and outstanding on the life of such individual), which caps are generally less than the net death benefits of the insurance policies.  Guaranty fund laws often include aggregate limits payable with respect to any one life across different types of insurance policies, generally $300,000 to $500,000 depending on the state.  Most state guaranty funds are statutorily created and the legislatures may amend or repeal the laws that govern them.  In addition, most state guaranty fund laws were enacted with the stated goal of assisting policyholders resident in such states.  Therefore, non-resident policyholders, beneficiaries, and claimants may not be covered or may be covered only in limited circumstances.  As a result, state guaranty funds will likely provide little protection to us in the event of the insolvency of an issuing insurance company.

We may incur liability for failing to comply with U.S. privacy safeguards.

Both federal and state statutes safeguard an insured’s private health information. In addition, insureds frequently have an expectation of confidentiality even if they are not legally entitled to it. If any of the Collateral manager, the Administrator, the Trustee, the Servicer, the Securities Intermediary, or the Custodian (each, a “service provider”) properly obtains and uses otherwise private health information, but fails to maintain the confidentiality of such information, such service provider may find itself the recipient of complaints from the affected individuals, their families and relatives and, potentially, interested regulatory authorities. Because of the uncertainty of applicable law, it is not possible to predict the outcome of such disputes.  Additionally, it is possible that, due to a misunderstanding regarding the scope of consents that a service provider possesses, such service provider may request and receive from health care providers information that it in fact did not have a right to request or receive. Once again, if a service provider finds itself to be the recipient of complaints for these acts, it is not possible to predict what the results will be.  This uncertainty also increases the likelihood that a service provider may sell, or cause to be sold, Policies in violation of applicable law, which could potentially result in additional costs related to defending claims or enduring regulatory inquiries, rescinding such transactions, possible legal damages and penalties and probable reduced market value of the affected Policies.  Each of the foregoing factors may delay or reduce our return on Policies, and we may suffer a loss (including a total loss) on our investment in our NIBs or Policies or other life settlement interests.

Access to accurate and current medical information regarding the insured is necessary to evaluate Policies, but is affected by U.S. privacy concerns.

The value of a life insurance policy underlying our NIBs is inherently tied to the remaining life expectancy of the insured and information necessary to perform this valuation may not be available at the time of purchase or sale. For example, if a policy is being purchased in the secondary market from an entity that had earlier purchased the policy directly from the insured, it is likely that the insured made his or her medical records available at the time of his or her sale of the policy to the initial purchaser. However, if necessary consents were not obtained from the insured it is possible that this information cannot legally be made available at the time of the subsequent purchase of the policy. If it is legally available to the subsequent purchaser, it is possible that such information is outdated and of little utility for a current evaluation of the remaining life expectancy of the insured. Even if the insured made available to the then owner of the policy a general consent that purports to give the owner of the policy the right to subsequently request and receive medical information from the insured’s health providers, it is possible for the insured, in the interim, to have revoked such consent. Likewise, it is possible that under applicable law, the consent expires after a certain period of time. Even if the consent is effective, without the then cooperation of the insured it may be difficult to convince the insured’s health care providers of the consent’s efficacy and as such they may be reluctant to release medical information. These impediments to accessing current medical information can prove to be a significant obstacle to the proper valuation of a policy at the time of either the policy’s purchase or sale.

Changes to foreign banking laws and regulations or decreased lending capacity for life settlements could have a negative impact on our ability to obtain loans with respect to our life insurance products and limit our ability to acquire additional life insurance products.

Our current business model relies on the availability of the Loan Facility.  In the event of adverse regulatory changes or reduced capacity for life settlement lending, we could experience the same liquidity issues that have plagued other market participants.  Changes to the Senior Lender’s loan to value requirements and changes to regulatory large exposure limits could also result in liquidity issues for us.  As mentioned above, changes in life expectancies could cause decreases in policy values, which could result in loan to value violations and violations of large exposure limits.  Either violation could result in need to provide liquidity to pay down the loan balances.

The availability of MPIC coverage is a condition of our business model and assumptions, which, if unavailable, will substantially increase our risk of failure.

The MPIC is a relatively new product, and there are no guarantees that the MPIC Providers will be able to meet our coverage needs.

FINANCIAL INFORMATION

This Current Report contains certain forward-looking statements, and for this purpose, any statements contained in this Current Report that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the foregoing, words such as “may,” “will,” “expect,” “believe,” “anticipate,” “estimate” or “continue” or comparable terminology are intended to identify forward-looking statements.  These forward-looking statements by their nature involve substantial risks and uncertainties, and actual results may differ materially depending upon a variety of factors, many of which are outlined under the captions “Business” and “Risk Factors” of this Item 5.01 above and elsewhere in this Current Report.  These factors include, but are not limited to, economic conditions generally in the United States and internationally, and in the markets in which we have and may participate in the future, competition within our chosen industry, our current and intended business, our assets and plans, the effect of applicable United States and foreign laws, rules and regulations and our failure to successfully develop, compete in and finance our current and intended business operations.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

Plan of Operation

We are engaged in the business of purchasing or acquiring life insurance policies and residual interests in or financial products tied to life insurance policies, including notes, drafts, acceptances, open accounts receivable and other obligations representing part or all of the sales price of insurance, life settlements and related insurance contracts being traded in the secondary marketplace, often referred to as the “life settlements market. These life insurance interests are anticipated to be held to maturity.  Our plan of operation for the next 12 months is to continue the acquisition of these life insurance interests whereby we will acquire the interests in life insurance policies at a discount to their face value for investment purposes.  We have begun purchasing net beneficial interests in life insurance policies (“NIBs”) in our current period.  This is not a market sector without competition, and at present, we are a minor competitor.  We will need substantial funds to effectively complete in this industry, and no assurance can be given that we will be able to adequately fund our current and intended operations, whether through revenues generated from our current interest in the NIBs we recently acquired or through debt or equity financing.  See the caption “Business” of this Item.

Revenue and Cost Recognition

We recognize revenue at the time a settlement closes and collection is reasonably assured.

Operating and General & Administrative Expenses

Operating Expenses

Operating expenses consist of general and administrative expenses and professional fees. During the period from inception to March 18, 2013, operating expenses consists of $3,666 of general and administrative expenses and $18,217 of professional fees. General and administrative expenses consist of bank charges and travel expenses and professional fees consist of $18,217 in legal fees.

Other Expenses

Other expenses consist of interest accrued on the note payable of $2,999,000 used to purchase the investment in net insurance benefits. During the period from inception to March 18, 2013, interest expenses have accrued in the amount of $2,301.

Income Taxes

At March 18, 2013, we had no taxable income.

Capital and Liquidity

We have cash assets at March 18, 2013, of $172,750.  We have a stock subscription receivable of $433,275 and $6,299,000 in investment in net insurance benefits. We have only common stock as our capital resource.  We will be reliant upon stockholder loans or private placements of equity to fund any kind of operations.  We have secured no sources of loans.

We raised $33,275 in subscriptions to purchase 33,275,000 shares of our common stock from our founders from our inception and through the end of our current fiscal year ended March 31, 2013; and we also raised an additional $3,872,975 for the sale of 3,762,369 shares of our common stock in a private placement to “accredited investors” under Rule 506 and Regulation D of the SEC prior to March 31, 2013, at $1.0294 per share.

For the period from inception through March 18, 2013, we had net cash used in operating activities of $3,300,225. We used $3,300,000 to purchase the investment in net insurance benefits, including $300,000 for a consulting fee directly associated with this purchase.  Net cash provided by financing activities totaled $3,472,975, which represents the funds we received from the private placement through March 18, 2013.

Long-Term Debt

At March 18, 2013, we had no long-term debt.  We may borrow money in the future to finance our future operations. Any such borrowing will increase the risk of loss to the investor in the event we are unsuccessful in repaying such loans.

We may issue additional shares to finance our future operations, although we do not currently contemplate doing so. Any such issuance will reduce the control of previous investors and may result in substantial additional dilution to investors purchasing shares from this offering.

Off-Balance Sheet Arrangements

We had no off-balance sheet arrangements for the year ended March 31, 2012.

PROPERTIES

We currently lease a small space of approximately 200 square feet located at 4626 north 300 West, Suite 365, Provo, Utah 84604, on a month to month arrangement for $800 per month.  We are also looking to lease space for our principal executive officers to be located in Irvine, California.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.

Security Ownership of Certain Beneficial Owners

The following tables set forth the share holdings of those persons who were principal shareholders owning 5% of more of our common stock as of the date of this Current Report.

Ownership of Principal Stockholders

Title Of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Owner (1)	Percent of Class(1)
Common Stock	ZOE, LLC(2)	16,100,000	39.5%
Common Stock	Primary Colors, LLC(3)	4,000,000	9.8%
Common Stock	Radiant Life, LLC(2)	4,000,000	9.8%
Common Stock	Smartrade Consulting, Inc.(4)	4,000,000	9.8%
Total:		28,100,000	68.9%

(1)

Unless indicated otherwise, all share ownership is direct.

(2)

ZOE, LLC and Radiant Life, LLC are beneficially owned by Mitchell D. Burton.

(3)

Primary Colors, LLC is beneficially owned by Ty Mattingly, a director of the Company; also see the table “Ownership of Officers and Directors” below.

(4)

Smartrade Consulting, Inc. is held by Summit Trustees PLLC for the beneficial owner, Lam Ping of Hong Kong.

SEC Rule 13d-3 generally provides that beneficial owners of securities include any person who, directly or indirectly, has or shares voting power and/or investment power with respect to such securities, and any person who has the right to acquire beneficial ownership of such security within 60 days. Any securities not outstanding which are subject to such options, warrants or conversion privileges exercisable within 60 days are treated as outstanding for the purpose of computing the percentage of outstanding securities owned by that person.  Such securities are not treated as outstanding for the purpose of computing the percentage of the class owned by any other person.  At the present time there are no outstanding options or warrants.

Security Ownership of Management

The following table sets forth the share holdings of our directors and executive officers as of the date of this Current Report:

Ownership of Officers and Directors

Title Of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Owner	Percent of Class(1)
Common Stock	Glenn S. Dickman	1,942,880	4.76%
Common Stock	Randall F. Pearson	291,431	Less than 1%
Common Stock	Ty Mattingly(2)	5,500,000	13.5%
Common Stock	Officers and Directors as a group (three persons)	7,734,312	18.96%

(1)

Unless indicated otherwise, all share ownership is direct.

(2)

Mr. Mattingly ownership includes 4,0000,000 shares owned in the name of Primary Colors, LLC and 1,500,000 shares owned in the name of North Shore Foundation, LLP.  Mr. Mattingly is the beneficial owner of Primary Colors, LLC and North Shore Foundation, LLP.

SEC Rule 13d-3 generally provides that beneficial owners of securities include any person who, directly or indirectly, has or shares voting power and/or investment power with respect to such securities, and any person who has the right to acquire beneficial ownership of such security within 60 days. Any securities not outstanding which are subject to such options, warrants or conversion privileges exercisable within 60 days are treated as outstanding for the purpose of computing the percentage of outstanding securities owned by that person.  Such securities are not treated as outstanding for the purpose of computing the percentage of the class owned by any other person.  At the present time there are no outstanding options or warrants.

Changes in Control

The closing of the Merger resulted in a change in control of Java Express.  See the heading “Change in Control” of Item 1.  To the knowledge of management, there are no other current arrangements or understandings that may result in a change in control of the Reorganized Company.

DIRECTORS AND EXECUTIVE OFFICERS

Identification of Our Directors and Executive Officers

Name	Positions Held	Date of Election or Designation	Date of Termination or Resignation
Glenn S. Dickman	Director	03/29/13	*
	Secretary	03/29/13	*
Ty Mattingly	Director	03/29/13	*
Randall F. Pearson	President	03.29/13	*
	Director	04/01/13
Jini Suttner	Director	03/29/13	04/01/13
Jonathan Moffitt	Director	10/12/12	03/29/13
	President and Chief Executive Officer	10/12/12	03/29/13
Mark C. Burdge	Director	02/09/09	10/12/12
	President and Chief Executive Officer	02/09/09	10/12/12
Del Higginson	Director	02/09/09	03/29/13
	Secretary, Treasurer, Chief Financial Officer	02/09/09	03/29/13

*

Presently serves in the capacities indicated opposite his name.

Background and Business Experience

Mr. Dickman is 63 years of age.  In 1984, Mr. Dickman started a “sales rack” jobbing operation supplying grocery stores with movies for rent and purchase.  As founder and CEO of Video II, the business grew from servicing one store to over 1,400 located in 38 states.  During the first 10 years, Video II retired $20,000,000 in debt while returning an average of a 15% return to its owners; and during the next 11 years, its operations continued debt free and profitable.  Video II had over 400 employees at one time, with Mr. Dickman overseeing all facets of the business as its CEO.  In 2005, Mr. Dickman sold his interest in Video II, and has since concentrated his efforts on a variety of investments, including stocks and real estate.

Mr. Mattingly is 50 years old.  He has been a successful and active private equity and angel investor since 2004.  He co-founded SBI-Razorfish in 1998, and led its growth to become one of the largest independent interactive marketing firms in the country.  This was accomplished by acquiring many of the largest publicly and privately held interactive marketing firms in the world.  He sold the firm to Aquantive, which was later acquired by Microsoft.  Prior to co-founding SBI-Razorfish, Mr. Mattingly was the co-founder and Senior Vice President of Sales and Business Development for Novonyx, a joint venture between Novell and Netscape, which was later acquired by Novell.  Prior to his accomplishments at Novonyx, he worked at Novell and IBM in a variety of senior executive, management and marketing roles.  Mr. Mattingly graduated from the College of Engineering at Brigham Young

University, where he was a member of the 1984 NCAA National Championship Football Team and an Academic All-American.

Mr. Pearson is 59 years old.  For the past 13 years, Mr. Pearson has been employed by JWD Management Corp., dba, Video II. He has served as National Sales Manager, Vice President of Operations, Vice President, President and CEO. For 26 years, Video II has provided movie and DVD rental and other related services for grocery chains nationwide. Mr. Pearson has managed the video rental program in 900 different grocery store locations.  He has also fully managed the program that included videos and DVDs for sale, as well as other products in over 1,400 locations.  He oversaw a full service merchandising program with representatives that serviced the products Video II supplied to the grocery stores, supervising over 70 employees at Video II’s corporate offices and over 450 employees in 33 states.  Video II was recognized as the largest video "racker" in the U.S.  During this same time frame, Mr. Pearson owned and managed his own residential and commercial investment properties.  Mr. Pearson attended Brigham Young University from 1972 to 1977, in Business Management.  He also served a full-time church mission to Scotland from October 1972 to October 1974; obtained a real estate brokers license in 1977; and received Series 7 Securities License in 1978.

Significant Employees

Lisa L. Fuller, Esq. is 46 years of age and is our general legal counsel.  She is licensed in Texas and Oklahoma, with 12 years of law firm experience and seven years of in house counsel experience, in the areas of tax, contracts, corporations and partnerships, estate planning, insurance and exempt organizations.  From 2009 to present, she has been general legal counsel for NorthStar Life Services, LLC, of Irvine, California, where she managed a four person legal department; Structured international and domestic companies and transactions, reviewed and negotiated contracts; Managed all company litigation; tax planning (U.S. and internationally, with a focus in Luxembourg, Germany and the Cayman Islands); and oversaw purchase of a German bank and assisted with obtaining various approvals from the German regulators related to business plans and deposits.  She also served as general legal counsel for Pacifica Group, LLC, of Irvine, California, a predecessor of NorthStar, from 2006 until 2009, where, in addition other services similar to those performed for NorthStar, she lobbied for the passage of regulations related to life settlements. She graduated from New York University, New York, NY, with an LL.M. Degree in Taxation, 1993; the University of Oklahoma, Norman, OK, receiving a J.D. Degree, 1992; and Trinity University, San Antonio, TX, receiving a B.A. Degree in Finance, 1988. Lisa is a member of the Bar Associations of California, Oklahoma and Texas.

Directorships Held in Other Reporting Companies

None of our directors or executive officers is a director of a company that is required to file reports under Sections 15 or 13(d) of the Exchange Act.

Involvement in Certain Legal Proceedings

During the past 10 years, no director, promoter or control person of our Company:

•

has filed a petition under federal bankruptcy laws or any state insolvency laws, nor had a receiver, fiscal agent or similar officer appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

•

was convicted in a criminal proceeding or named subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

•

was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him or her from or otherwise limiting the following activities:

Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

Engaging in any type of business practice; or

Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws;

•

was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in the preceding bullet point, or to be associated with persons engaged in any such activity;

•

was found by a court of competent jurisdiction in a civil action or by the SEC to have violated any Federal or State securities law, and the judgment in such civil action or finding by the SEC has not been subsequently reversed, suspended, or vacated;

•

was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

•

was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

any Federal or State securities or commodities law or regulation; or

any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or

any law or regulation prohibiting mail or wire fraud in connection with any business activity; or

•

was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, or any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Promoters and Control Persons.

To the best of our management’s knowledge, and except as indicated below, no person who may be deemed to have been a promoter or founder of our Company was the subject of any of the legal proceedings listed under the heading “Involvement in Certain Legal Proceedings” above; however, Kraig T. Higginson, who was the incorporator and one of the founding directors of ANEW LIFE, resigned as a director of Raser Technologies, Inc., a Delaware corporation, on February 11, 2011.  Raser Technologies, Inc. filed bankruptcy proceedings on April 29, 2011.

Compliance with Section 16(a) of the Exchange Act

Our shares of common stock are registered under the Exchange Act, and therefore the officers, directors and holders of more than 10% of our outstanding shares are subject to the provisions of Section 16(a), which requires them to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and our other equity securities. Officers, directors and greater than 10% beneficial owners are required by SEC regulations to furnish us with copies of all Section 16(a) reports they file.  Based solely upon review of the copies of such forms furnished to us during the fiscal year ended March 31, 2012, and to the date of this Current Report, all filings were timely filed:

Code of Ethics

We have adopted a code of ethics for our principal executive and financial officers. Our code of ethics was filed as an exhibit to our 10-KSB for December 31, 2004.  See Item 9.01.

Corporate Governance

Nominating Committee

We have not established a Nominating Committee because we have only three directors and two executive officers, and we believe that we are able to effectively manage the issues normally considered by a Nominating Committee.

If we do establish a Nominating Committee, we will disclose this change to our procedures in recommending nominees to our Board of Directors.

Audit Committee

We have not established an Audit Committee because we have only three directors and two executive officers and our business operations are conducted in one facility. We believe that we are able to effectively manage the issues normally considered by an Audit Committee.

If we do establish an Audit Committee, we will disclose this change to our procedures in recommending nominees to our Board of Directors.

EXECUTIVE COMPENSATION

All Compensation

Randall F. Pearson and Glenn S. Dickman, our President and Secretary, respectively, since March 29, 2013, or the closing of the Merger with ANEW LIFE, received no compensation from us during the fiscal year ended March 31, 2013.  Neither was paid any compensation for services as an officer or employee of ANEW LIFE from its inception on January 31, 2013, to the closing of the Merger with ANEW LIFE.  It is anticipated that compensation will be paid to these gentlemen in the future, the terms of which have not been negotiated or considered at this time.

The following table sets forth the aggregate compensation (or lack thereof) paid by us to our former officers for services rendered during the periods indicated:

Summary Compensation Table

Name and Principal Position (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards ($) (e)	Option Awards ($) (f)	Non-Equity Incentive Plan Compensation ($) (g)	Nonqualified Deferred Compensation ($) (h)	All Other Compensation ($) (i)	Total Earnings ($) (j)
Mark C. Burdge	12/31/12	0	0	0	0	0	0	0	0
President	03/31/12	0	0	0	0	0	0	0	0
Director	03/31/11	0	0	0	0	0	0	0	0
CEO (1)

Del Higginson	12/31/12	0	0	0	0	0	0	0	0
Director	03/31/12	0	0	0	0	0	0	0	0
Treasurer	03/31/10	0	0	0	0	0	0	0	0
CFO(2)

Outstanding Equity Awards

We have no outstanding equity or similar awards, with the exception of a 5,000 share stock option granted to a former director, Jini Suttner.  Ms. Suttner was a founder and a director of ANEW LIFE and was designated as a director of Java Express on the closing of the Merger on March 29, 2013, but resigned on April 1. 2013.  The stock option was granted for her service, and will be subject to such terms and conditions as the Board of Directors may set, in conjunction with its planned adoption of a stock option or similar plan to be adopted in the near future for the benefit of employees, officers and directors.

Compensation of Directors

No compensation was paid to any director for service as a director of ANEW LIFE from its inception on January 31, 2013, to the closing of the Merger with ANEW LIFE.

No compensation was paid to any of our directors during the nine months ended December 31, 2012, or the last two fiscal years ended March 31, 2012, and 2011.

Director Compensation

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Mark Burdge	None	None	None	None	None	None	None
Del Higginson	None	None	None	None	None	None	None

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Transactions with Related Persons

We had related party advances from Globe Energy Technology, LLC, controlled by our former director and executive officer, Mark C. Burdge, of $2,500 during the fiscal year ended March 31, 2012; and $2,500 during the fiscal year ended March 31, 2011.

We also had related party advances from Kraig T. Higginson of $10,300 during the fiscal year ended March 31, 2012; and $2,500 during the fiscal year ended March 31, 2011.

ANEW LIFE has had no related party transaction from its inception to the end of its current fiscal year, March 31, 2013.

Promoters and Certain Control Persons

See the heading “Transactions with Related Persons” above.

Parents of the Smaller Reporting Company

We have no parents.

Director Independence

We do not have any independent directors serving on our Board of Directors.

LEGAL PROCEEDINGS

To the best of our knowledge, there are no legal proceedings pending or threatened against Java Express or ANEW LIFE; and there are no actions pending or threatened against any of Java Express’ or ANEW LIFE’s directors or officers that are adverse to Java Express or ANEW LIFE.

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

There is no “established trading market” for our shares of common stock.  Commencing on or about March 21, 2005, our shares of common stock were listed on the OTC Bulletin Board of FINRA under the symbol “JVEX”; however, our shares are thinly traded and management does not expect any established trading market to develop in our shares of common stock unless and until our operations and prospects improve.  In any event, no assurance can be given that any market for our common stock will develop or be maintained. If a viable public market develops in the future, the sale of shares of our common stock that are deemed to be “restricted securities” pursuant to Rule 144 of the SEC by members of management or others may have a substantial adverse impact on any such market; however, these shares, amounting to approximately 2,935,000 shares, are limited from public sale by subparagraph (i) of Rule 144 because we were a “shell company” prior to the closing of the ANEW LIFE Merger.  See the heading “Shell Companies” below.  There are presently approximately 826,000 shares of our common stock in public stockholder hands that are deemed to be “free trading” shares.  Also, see the heading “Lock-Up/Leak-Out Agreements” in Item 1 that affect all common stock of Java Express held by founding stockholders of ANEW LIFE, and the Merger Capitalization Tables in Item 1, for information about “piggy-back” registration rights afforded to non-founding stockholders of ANEW.

Set forth below are the high and low closing bid prices for our common stock for each quarter of fiscal years ended March 31, 2013 and 2012.  These bid prices were obtained from the FINRA composite feed or other qualified interdealer quotation medium.  All prices listed herein reflect inter-dealer prices, without retail mark-up, mark-down or commissions and may not represent actual transactions.

	Closing Bid
Fiscal Year Ended	High	Low
March 31, 2012
April 1 through June 30, 2011	.11	.11
July 1 through September 30, 2011	.12	.11
October 1 through December 31, 2011	.77	.75
January 1 through March 31, 2013	.77	.77
March 31, 2012
April 1 through June 30, 2011	.16	.10
July 1 through September 30, 2011	.10	.10
October 1 through December 31, 2011	.11	.07
January 1 through March 31, 2012	.11	.11

Rule 144

The following is a summary of the current requirements of Rule 144:

	Affiliate or Person Selling on Behalf of an Affiliate	Non-Affiliate (and has not been an Affiliate During the Prior Three Months)
Restricted Securities of Reporting Issuers

During six-month holding period – no resales under Rule 144 Permitted.

After Six-month holding period – may resell in accordance with all Rule 144 requirements including:

•

Current public information,

•

Volume limitations,

•

Manner of sale requirements for equity securities, and

•

Filing of Form 144.

During six- month holding period – no resales under Rule 144 permitted.

After six-month holding period but before one year – unlimited public resales under Rule 144 except that the current public information requirement still applies.

After one-year holding period – unlimited public resales under Rule 144; need not comply with any other Rule 144 requirements.

Restricted Securities of Non-Reporting Issuers

During one-year holding period – no resales under Rule 144 permitted.

After one-year holding period – may resell in accordance with all Rule 144 requirements including:

•

Current public information,

•

Volume limitations,

•

Manner of sale requirements for equity securities, and

•

Filing of Form 144.

During one-year holding period – no resales under Rule 144 permitted. After one-year holding period – unlimited public resales under Rule 144; need not comply with any other Rule 144 requirements.

Shell Companies

The following is an excerpt from Rule 144(i) regarding resales of securities of shell companies:

“(i)  Unavailability to securities of issuers with no or nominal operations and no or nominal non-cash assets.

(1)

This section is not available for the resale of securities initially issued by an issuer defined below:

(i)   An issuer, other than a business combination related shell company, as defined in §230.405, or an asset-backed issuer, as defined in Item 1101(b) of Regulation AB (§229.1101(b) of this chapter), that has:

(A)

No or nominal operations; and

(B)

Either :

(1)   No or nominal assets;

(2)   Assets consisting solely of cash and cash equivalents; or

(3)   Assets consisting of any amount of cash and cash equivalents and nominal other assets; or

(ii)

An issuer that has been at any time previously an issuer described in paragraph (i)(1)(i).

(2)

Notwithstanding paragraph (i)(1), if the issuer of the securities previously had been an issuer described in paragraph (i)(1)(i) but has ceased to be an issuer described in paragraph (i)(1)(i); is subject to the reporting requirements of section 13 or 15(d) of the Exchange Act; has filed all reports and other materials required to be filed by section 13 or 15(d) of the Exchange Act, as applicable, during the preceding 12 months (or for such shorter period that the issue was required to file such reports and materials), other than Form 8-K reports (§249.308 of this chapter); and has filed current “Form 10 information” with the Commission reflecting its status as an entity that is no longer an issuer described in paragraph (i)(1)(i), then those securities may be sold subject to the requirements of this section after one year has elapsed from the date that the issuer filed “Form 10 information” with the Commission.

(3)

The term “Form 10 information” means the information that is required by Form 10 or Form 20-F (§249.220f of this chapter), as applicable to the issuer of the securities, to register under the Exchange Act each class of securities being sold under this rule.  The issuer may provide the Form 10 information in any filing of the issuer with the Commission.  The Form 10 information is deemed filed when the initial filing is made with the Commission.

Securities of a shell company cannot be publicly sold under Rule 144 in the absence of compliance with this subparagraph, though the SEC has implied that these restrictions would not be enforced respecting securities issued by a shell company while it was not determined to be a shell company.  The filing of this Current Report is intended to satisfy the filing of the “Form 10 Information” and commence the one year holding period of Rule 144(i).

Section 4(1) of the Securities Act

Since prior to the closing of the Merger with ANEW LIFE, we were a “shell company” as defined in SEC Exchange Act Rule 12b-2 and subparagraph (i) of Rule 144, our shares of common stock cannot be publicly resold under Rule 144 until we comply with the requirements outlined above under the heading “Shell Companies.”  Until those requirements have been satisfied, any resales of our shares of common stock must be made in compliance with the provisions of the exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”), provided in Section 4(1) thereof, applicable to persons other than “an issuer, underwriter or a dealer.” That will require that such shares of common stock be sold in “routine trading transactions,” which would include compliance with substantially all of the requirements of Rule 144, regardless of its availability; and such resales will be limited to our non-affiliates or persons who have not been our “affiliates.”  It is the position of the SEC that the Section 4(1) exemption is not available for the resale of any securities of an issuer that is or was a shell company, by directors, executive officers, promoters or founders or their transferees.  See NASD Regulation, Inc., CCH Federal Securities Law Reporter, 1990-2000 Decisions, Paragraph No. 77,681, the so-called “Worm-Wulff Letter.”

Notwithstanding anything to the contrary, any shares of our common stock that were issued prior to our cessation of business operations in 2006, which was prior to our being determined to have been a shell company, should not be subject to resale under Rule 144(i).

Holders

We currently have approximately 75 stockholders of record, not including an indeterminate number who hold shares in “street name.”

Dividends

There are no present material restrictions that limit our ability to pay dividends on our common or preferred stock. Presently, we have no plans to pay any dividends in the foreseeable future.  The Board of Directors intends to pursue a policy of retaining earnings, if any, for use in our operations and to finance expansion of our business. Any declaration and payment of dividends in the future, of which there can be no assurance, will be determined by our Board of Directors in light of conditions then existing, including our earnings, financial condition, capital requirements and other factors. There are presently no dividends which are accrued or owing with respect to our outstanding common stock. No assurance can be given that dividends will ever be declared or paid on our common stock in the future.

Securities Authorized for Issuance under Equity Compensation Plans

We have no outstanding equity or similar awards, with the exception of a 5,000 share stock option granted to a former director, Jini Suttner.  Ms. Suttner was a founder and a director of ANEW LIFE and was designated as a director of Java Express on the closing of the Merger on March 29, 2013, but resigned on April 1. 2013.  The stock option was granted to express our thanks for her service, and will be subject to such terms and conditions as the Board of Directors may set, in conjunction with its planned adoption of a stock option or similar plan to be adopted in the near future for the benefit of employees, officers and directors.

Recent Sales of Unregistered Securities; Use of Proceeds from Registered Securities

With the exception of the unregistered securities issued under the Merger Agreement with ANEW LIFE described in Item 1.01, we have not issued any unregistered securities during the past three fiscal years ended March 31, 2013. See Item 1.01.  The exchange of these shares under the ANEW LIFE Merger is believe to have been exempt from the registration requirements of the Securities Act under SEC Rule 506 and Regulation D promulgated thereunder.

ANEW LIFE raised $33,375 in subscriptions to purchase 33,375,000 shares of its common stock from founders at its inception and through the end of its current fiscal year ended March 31, 2013; and it also raised an additional $3,872,975 for the sale of 3,762,369 shares of its common stock in a private placement to “accredited investors” under Rule 506 and Regulation D of the SEC prior to March 31, 2013, at $1.0294 per share.

Use of Proceeds of Registered Securities

There were no proceeds received by us during the fiscal years ended March 31, 2013, 2012 or 2011, from the sale of registered securities.

Purchases of Equity Securities by Us and Affiliated Purchasers

There were no purchases of our equity securities by us or any of our “affiliates” during the fiscal year ended March 31, 2012, or to the date hereof.

ANEW LIFE was founded on January 31, 2013.  Information on shares issued by ANEW LIFE to founders and others can be found in the Capitalization Tables contained in Item 1.

DESCRIPTION OF SECURITIES

We are authorized to issue 500,000,000 shares of common stock of a par value of one mill ($0.001) per share and 10,000,000 shares of preferred stock of a par value of one mill ($0.001) per share, effective November 27, 2012.  See our Certificate of Amendment to our Articles of Incorporation filed as an Exhibit to this Current Report in Item 9.01 (Exhibit 3(i)(a)); and our Proxy Statement filed with the SEC on October 15, 2012, and mailed to our stockholders on or before October 30, 2012, and which is incorporated herein by reference.  Also, see our Amended and Restated Articles of Incorporation filed with this Current Report as Exhibit 3(i).  See Item 9.01.

The holders of our common stock are entitled to one (1) vote per share on each matter submitted to a vote at a meeting of our stockholders.  Our shareholders have no pre-emptive rights to acquire additional shares of our common stock or other securities; nor shall our stockholders be entitled to vote cumulatively in the election of directors or for any other purpose.  Our common stock is not subject to redemption rights and carries no subscription or conversion rights.  All shares of our common stock now outstanding are fully paid and non-assessable.

None of our shares of preferred stock are issued or outstanding.  The preferred stock has such rights and preferences as the Board of Directors shall determine in accordance with our Articles of Incorporation and Chapter 78 – Public Corporations, of the Nevada Revised Statutes (the “Nevada Law”).  Our Articles of Incorporation provide that the Board of Directors may exercise its discretion respecting any class or series of preferred stock designated, in addition to any other rights or powers not prohibited under Nevada Law, in determining: (1) the number of shares constituting a series, the distinctive designation of a series and the stated value of a series, if different from the par value; (2) whether the shares or a series are entitled to any fixed or determinable dividends, the dividend rate (if any) on such shares, whether the dividends are cumulative and the relative rights or priority of dividends on shares of that series; (3) whether the shares or a series has voting rights in addition to the voting rights provided by Nevada Law and the terms and conditions of such voting rights; (4) whether the shares or a series will have or receive conversion or exchange privileges and the terms and conditions of such conversion or exchange privileges; (5) whether the shares or a series are redeemable and the terms and conditions of such redemption, including the manner of selecting shares for redemption if less than all shares are to be redeemed, the date or dates on or after which the shares in the series will be redeemable and the amount payable in case of redemption; (6) whether the shares or a series will have a sinking fund for the redemption or purchase of the shares in the series and the terms and the amount of such sinking fund; (7) the right of the shares or a series to the benefit of conditions and restrictions on the creation of indebtedness of us or any subsidiary, on the issuance of any additional capital stock (including additional shares of such series or any other series), on the payment of dividends or the making of other distributions on any of our outstanding stock and the purchase, redemption or other acquisition by us, or any subsidiary, of any of our outstanding stock; (8) the rights of the shares or a series in the event of voluntary or involuntary liquidation, dissolution or winding up of our affairs and the relative rights of priority of payment of a series; and (9) any other relative, participating, optional or other special rights, qualifications, limitations or restrictions of such shares or series.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Nevada Law

Under Nevada Law, a corporation has the power to indemnify any person who is made a party to any civil, criminal, administrative or investigative proceeding, other than an action by or in the right of the corporation, by reason of the fact that such person was a director, officer, employee or agent of the corporation, against expenses, including reasonable attorneys’ fees, judgments, fines and amounts paid in settlement of any such actions; provided, however, in any criminal proceeding, the indemnified person shall have had no reason to believe the conduct committed was unlawful.

Section 78.751 of the Nevada Law provides that each corporation shall have the following powers regarding indemnification:

(1)  A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership,  joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection  with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed  to the best interest of the corporation, and, with respect to any  criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.  The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

(2)  A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with  the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in  or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals there from, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction, determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity such expenses as the court deems proper.

(3)  To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, he must be indemnified by the corporation against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the defense.

(4)  Any indemnification under subsections 1 and 2, unless ordered by a court or advanced pursuant to subsection 5, must be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances.  The determination must be made:

(a)  By the stockholders;

(b)  By the board of directors by majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding;

(c)  If a majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding so orders, by independent legal counsel, in a written opinion; or if a quorum consisting of directors who were not parties to the act, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

(d)  The certificate or articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the  corporation.  The provisions of this subsection do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

(5)  The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this section:

(a)  Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the certificate or articles of incorporation or any bylaw, agreement, vote of stockholders of disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to subsection 2 or for the advancement of expenses made pursuant to subsection 5,  may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause  of action.

(b)  Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

Articles of Incorporation

Article VIII of our Articles of Incorporation provides:

The corporation shall, to the fullest extent permitted by Nevada Law, indemnify any and all persons whom it shall have power to indemnify under said law from and against any and all of the expenses, liabilities or other matters referred to in or covered by said law, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

Bylaws

Section 8.01, Article VIII of our Bylaws states the following with regard to indemnification regarding “Third Party Actions”:

The corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys' fees) judgments, fines, and amounts paid in settlement actually and reasonably incurred by him or her in connection with any such action, suit or proceeding, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.  The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, he or she had reasonable cause to believe that his or her conduct was unlawful.

Section 8.02, Article VIII of our Bylaws, states the following with regard to indemnification “Corporate Actions”:

The corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue, or matter as to which such a person shall have been adjudged to be liable for negligence or misconduct in the performance of his or her duty to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine on application that, despite the adjudication of liability but in view of all circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

There are additional provisions related to indemnification in the event of a determination in any action, suit or proceeding (Section 8.03); that the indemnification provisions in the Bylaws are not exclusive (Section 8.04); that advances of funds in defending any civil or criminal action, suit or proceeding may be advanced on the majority vote of a quorum of the Board of Directors (Section 8.05); the scope of the indemnification, indicating that it shall apply to present and future directors, officers, employees and agent (Section 8.06); and that insurance may be maintained to cover indemnification obligations (Section 8.07).

For additional information on these indemnification provisions in our Bylaws, reference is made to Exhibit 3(ii), which is filed as an Exhibit to this Current Report.  See Item 9.01.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

See Item 4.01.

FINANCIAL STATEMENTS AND EXHIBITS

See Item 9.01.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

See the heading “Changes in Control” of Item 1, and the caption “Directors and Executive Officers” of Item 5.01.

Item 5.06 Change in Shell Company Status.

See Items 1.01 and 5.01.

Item 9.01 Financial Statements and Exhibits.

(a)

Financial statements of businesses acquired.

ANEW LIFE, INC.

(A DEVELOPMENT STAGE COMPANY)

INDEX TO AUDITED FINANCIAL STATEMENTS

FROM JANUARY 31, 2013 (INCEPTION) TO MARCH 18, 2013

Page(s)

Report of Independent Registered Public Accounting Firm

  47

Balance Sheet as of March 18, 2013

  48

Statement of Operations and Comprehensive Loss from

January 31, 2013 (Inception) to March 18, 2013

                 49

Statement of Changes in Stockholders’ Equity from January

31, 2013 (Inception) to March 18, 2013

  50

Statement of Cash Flows from January 31, 2013 (Inception)

 to March 18, 2013

 51

Notes to Financial Statements

                    52-57

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the members of the Board of Directors and Shareholders

 ANEW LIFE, INC.:

We have audited the accompanying balance sheet of ANEW LIFE, Inc. [a development stage company] as of March 18, 2013, and the related statements of operations, stockholders' equity, and cash flows for the period from inception [January 31, 2013] through March 18, 2013. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company has determined that it is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of ANEW LIFE, INC. [a development stage company] as of March 18, 2013, and the results of its operations and cash flows for the period from inception [January 31, 2013] through March 18, 2013, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that ANEW LIFE, INC. will continue as a going concern. As discussed in Note 11 to the financial statements, the Company has accumulated losses from operations and has a working capital deficit as of March 18, 2013. Management’s plans in regard to these matters are also described in Note 11. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/Mantyla McReynolds, LLC

Mantyla McReynolds, LLC

Salt Lake City, Utah

April 4, 2013

ANEW LIFE, INC.
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEET
March 18,
2013
ASSETS

Current Assets
Cash and Cash Equivalents	$172,750

Total Current Assets	172,750

Other Assets
Investment in Net Insurance Benefits	6,299,000

Total Other Assets	6,299,000

Total Assets	$6,471,750

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
Accounts Payable and Accrued Expenses	$20,518
Related party payables	3,441
Notes Payable	2,999,000

Total Current Liabilities	3,022,959

Total Liabilities	3,022,959

Stockholders' Equity
Common Stock, Authorized 50,000,000 Shares,
Par Value $0.001; 37,037,369 Shares Issued and Outstanding	37,038
Additional Paid In Capital	3,869,212
Receivable for Common Stock Subscribed	(433,275)
Deficit Accumulated During Development Stage	(24,184)

Total Stockholders' Equity	3,448,791

Total Liabilities and Stockholders' Equity	$6,471,750

The accompanying notes are an integral part of these financial statements.

ANEW LIFE, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF OPERATIONS
From Inception [January 31, 2013] to March 18,
2013

INCOME	$-

OPERATING EXPENSES
General and Administrative Expenses	3,666
Professional Fees	18,217

Total Operating Expenses	21,883

Loss from Operations	(21,883)

Other Expense
Interest Expense	(2,301)

Total Other Expense	(2,301)

Loss Before Income Taxes	(24,184)
Income Tax Provision (Beneefit)	-

NET LOSS	$(24,184)

Basic and Diluted Loss Per Share of Common Stock	$(0.01)

Weighted Average Number of Shares Outstanding	33,915,403

The accompanying notes are an integral part of these financial statements.

ANEW LIFE, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF STOCKHOLDERS' EQUITY

						Deficit
						Accumulated
					Receivable for	During	Total
	Common Stock		Additional Paid In		Common Stock	Development	Stockholders'
	Shares	Amount	Capital		Subscribed	Stage	Equity
Balance, January 31, 2013	-	$ -	$-	$		$-	$-

Common Stock issued to founders	33,275,000	33,275	-		(33,275)	-	-

Common Stock issued for cash	3,373,793	3,374	3,469,601		-	-	3,472,975

Common Stock issued for a subscription receivable	388,576	389	399,611		(400,000)	-	-

Net loss for the period ended March 18, 2013	-	-	-		-	(24,184)	(24,184)

Balance, March 18, 2013	37,037,369	$37,038	$3,869,212		$(433,275)	$(24,184)	$3,448,791

The accompanying notes are an integral part of these financial statements.

ANEW LIFE, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF CASH FLOWS

From Inception to
March 18,
2013

OPERATING ACTIVITIES

Net Loss	$(24,184)
Changes in Operating Assets and Liabilities:
Accounts payable and accrued expenses	23,959
Investment in net insurance benefits	(3,300,000)

Net Cash Used in Operating Activities	(3,300,225)

FINANCING ACTIVITIES

Common Stock issued for cash	3,472,975

Net Cash Provided by Financing Activities	3,472,975

NET DECREASE IN CASH	172,750
CASH AT BEGINNING OF PERIOD	-

CASH AT END OF PERIOD	$172,750

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:

NON CASH FINANCING ACTIVITIES:
Cash paid for interest	$-
Cash paid for income taxes	$-
Common stock issued for subscription receivable	$433,275
Life insurance policies purchased with debt	$2,999,000

The accompanying notes are an integral part of these financial statements.

ANEW LIFE, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

March 18, 2013

(1) DESCRIPTION OF BUSINESS

ANEW LIFE, INC. (“the Company” or “we”) was incorporated in the State of Utah on January 31, 2013. The Company is a specialty financial services company which engaged in the secondary market for life insurance known generally as “life settlements.” The Company purchases the net insurance benefit contracts (“NIB”) on life insurance policies between the sellers and purchasers, but does not take possession or control of the policies. The purchasers acquire the life insurance policies at a discount to their face value for investment purposes. The purchasers have available credit to pay premiums and expenses on the underlying policies until settlement.  On settlement, the Company receives the net insurance benefit after all borrowings, interest, and expenses have been paid out of the settlement proceeds.

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Development Stage Company, The financial statements present the Company as a development stage company in accordance with ASC Topic 915, “Development Stage Entities,” because of its short operating history and minimal operations.

Estimates, The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents, For purposes of reporting cash flows, the Company considers all highly-liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

Revenue Recognition, The Company recognizes revenue at the time a settlement closes and collection is reasonably assured.

Income (Loss) Per Common Share, Income (Loss) per common share is computed by dividing net loss available to common stockholders by the weighted average number of common shares outstanding during the periods presented. The Company has no potentially dilutive securities, such as convertible preferred stock, options, or warrants, outstanding during the periods presented. Accordingly, basic and dilutive loss per common share are the same.

Life settlement contracts, Cash receipts and disbursements on life settlement contracts are classified as operating cash flows based on the nature and purpose for which the life settlements were acquired for the primary purpose of the business.  The Company accounts for life settlement contracts under the investment method.

Income Taxes, The Company utilizes the liability method of accounting for income taxes as set forth in ASC Topic 740, “Income Taxes.” Under the liability method, deferred taxes are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse. An allowance against deferred tax assets is recorded when it is more likely than not that such tax benefits will not be realized.

Concentrations of Credit Risk and Major Customers. Policies are typically spread out over a portfolio which is maintained by a separate entity, PCH Financial S.a.r.l. (PCH). There is a significant concentration due to the Company only having one entity maintaining 100% of their policies.

(3) NEW ACCOUNTING PRONOUNCEMENTS

The Company has reviewed recently issued, but not yet adopted, accounting standards in order to determine their effects, if any, on its results of operations, financial position or cash flows. Based on that review, the Company believes that none of these pronouncements will have a significant effect on its financial statements.

(4) CASH AND CASH EQUIVALENTS

Cash and cash equivalents consists principally of currency on hand and demand deposits at commercial banks. The Company had $172,750 in cash and cash equivalents as of March 18, 2013.

(5) INVESTMENT IN NET INSURANCE BENEFITS

From time to time, we purchase interests in the net insurance benefit (“NIB”) on life insurance policies to hold for investment purposes. ASC 325-30, “Investments in Insurance Contracts,” provides that a purchaser may elect to account for its investments in net insurance settlement contracts based on the initial investment at the purchase price plus all initial direct costs. Typically, continuing costs (e.g., policy premiums, statutory interest and direct external costs, if any) to keep the underlying insurance policy in force are capitalized within the carrying value. The Company is not responsible for maintaining premiums or other expenses related to maintaining the net insurance settlement contracts. Instead, the net insurance benefit is reduced by policy premium payments and expenses and the capitalized carrying value remains unchanged.  We have elected to use the investment method and refer to the recorded amount as the carrying value of the policies.

The carrying value of the investment in net insurance benefit contracts totaled $6,299,000 as of March 18, 2013. The table below describes the Investment in Net Insurance Benefit Contracts and the underlying policies at March 18, 2013:

Policies With Remaining Life Expectancy (in years)	Number of Interests in Life Settlement Contracts	Face Value of Underlying Policies	Net Insurance Benefit
0-1	0	$-	$ -
1-2	0	-	-
2-3	0	-	-
3-4	0	-	-
4-5	3	16,000,000	13,679,504
Thereafter	19	113,228,934	96,807,227
Total of all policies	22	$129,228,934	$ 110,486,731

The face value of the underlying policies of $129,228,934 represents the total insurance settlement on the life insurance policies. The Net Insurance Benefit (NIB) of $110,486,731 represents the portion of the face value available to the Company after policy premiums and expenses paid by policy holders through March 18, 2013.

We evaluate the carrying value of our investment in policies on a regular basis and adjust our total basis in the policies using new or updated information that affects our assumptions about remaining life expectancy, credit worthiness of the policy issuer, funds needed to maintain the asset until maturity, discount rates and potential return. We recognize impairment on net insurance benefit contract if the expected undiscounted cash flows are less than the carrying amount of the investment, plus anticipated undiscounted future premiums and direct external costs, if any. Impairment of the net insurance benefit contract is generally caused by the insured significantly exceeding the estimate of the original life expectancy, which causes the original policy costs and projected future premiums to exceed the estimated maturity value. We have not recognized an impairment from January 31, 2013 (inception) to the period ended March 18, 2013. The risks that we might experience as a result of investing in policies are an unknown remaining life expectancy, a change in credit worthiness of the policy issuer, increased or changes to applicable regulation of the investment, shortage of funds needed to maintain the asset until maturity and changes in discount rates.  The policy holder is currently financing the premiums.  There are also risks associated with the policy holder’s ability to repay such financing and the occurrence of events of default under such financing.

Although paid by the policy holder, the estimated premiums to be paid on the underlying policies for each of the five succeeding fiscal years and thereafter up to the expected remaining life expectancies of the underlying insureds to keep the policies in force as of March 18, 2013, are as follows:

Year 1	$3,362,977
Year 2	3,934,783
Year 3	4,205,216
Year 4	3,789,118
Year 5	3,406,188
Thereafter	21,484,776
Total estimated premiums	$40,183,058

Other costs that would reduce the Net Insurance Benefits include interest on premium loans, repayment of certain mortality protection insurance claims related to insured living past their anticipated life expectancies, and other costs incurred by the policy holders, many of which are difficult to predict.

The majority of our Investment in Net Insurance Benefits was purchased as part of pledge agreement that was purchased for $5,999,000, with a portion paid in cash of $3,000,000 and the remainder covered by a secured note in the amount of $2,999,000. The note is secured by 50% of the net insurance benefits, which will be reduced as future payments are made on the note.

The Company paid $300,000 to consultants for arranging the purchase of the Net Insurance Benefit.  The Company has capitalized this cost as an initial direct external cost in acquiring the investment.

(6) COMMITMENTS, CONTINGENCIES AND LEGAL MATTERS

Management of the Company has conducted a diligent search and concluded that there were no commitments, contingencies, or legal matters pending at the balance sheet dates that have not been disclosed.

(7) PROVISION FOR INCOME TAXES

The Company recognizes the tax effects of transactions in the year in which such transactions enter into the determination of net income regardless of when reported for tax purposes. Deferred taxes are provided in the financial statements to give effect to the temporary differences which may arise from differences in the bases of fixed assets, depreciation methods and allowances based on the income taxes expected to be payable in future years. Minimal development stage deferred tax assets arising as a result of net operating loss carry-forwards have been offset completely by a valuation allowance due to the uncertainty of their utilization in future periods. In the Company’s opinion, it is uncertain whether we will generate sufficient taxable income in the future to fully utilize the net deferred tax asset. Accordingly, a full valuation allowance equal to the deferred tax asset has been recorded.

The provision for income taxes consists of the following:

3/18/2013
Current Taxes
Federal	-
State	-
Deferred Taxes
Federal	(9,432)
Benefits of operating loss carryforwards	9,432
State	-
Total Provision	-

The total deferred tax asset is calculated by multiplying a 39% marginal tax rate by the cumulative Net Operating Loss (“NOL”) of $24,184, which will begin to expire in 2032. The total valuation allowance is equal to the total deferred tax asset.  Accordingly, deferred tax assets total approximately $9,432 as of March 18, 2013.

The tax effects of significant items comprising the Company's net deferred taxes as of March 18, 2013 were as follows:

2013
Cumulative NOL	$24,184
Deferred Tax assets:
Net operating loss carry forwards	9,432
Valuation allowance	(9,432)
$-

As it is the first year of operations, the valuation allowance increased by the full amount of $9,432.

The income tax provision differs from the amount of income tax determined by applying the U.S. federal tax rate of 34% to pretax income from continuing operations for the period ended March 18, 2013 due to the following:

2013
Income tax benefit at U. S. federal statutory rates:	$(8,223)
State Tax, net of Federal Benefit	(1,209)
Change in valuation allowance	9,432
$-

The Company has no tax positions at March 18, 2013 for which the ultimate deductibility is highly certain but for which there is uncertainty about the timing of such deductibility.

2013
Beginning of period unrecognized tax benefits	$-
Increase/decrease in unrecognized tax benefit – tax positions	-
Increase/decrease in unrecognized tax benefit – settlements	-
Increase/decrease in unrecognized tax benefit – statute lapse	-
End of period unrecognized tax benefits	$-

The Company recognizes interest accrued relative to unrecognized tax benefits in interest expense and penalties in operating expense. During the period from January 31, 2013 (date of inception) through March 18, 2013 the Company recognized no income tax related interest and penalties. The Company had no accruals for income tax related interest and penalties at March 18, 2013.

The tax year 2013 remains open to examination for federal income tax purposes and by other major taxing jurisdictions to which we are subject.

(8) RELATED PARTY PAYABLES

At March 18, 2013, the Company owed $3,441 to related parties (officers and directors) for expenses paid on behalf of the Company. The Company made no payments in the current period on these related party transactions as of March 18, 2013.

(9) NOTES PAYABLE

On March 11, 2013, the Company purchased an interest in life insurance policies totaling $5,999,000, with a portion paid in cash of $3,000,000 and the remainder covered by a secured note in the amount of $2,999,000. The note bears a compounding per annum interest rate of 4% with a maturity date of December 31, 2013. Payment of principal and interest are due in full on maturity date. The note is secured by 50% of the net insurance benefits.  The lender has first priority status on benefits paid and the percentage secured decreases as payments are made on the note. At March 18, 2013, the Company owed the full amount of the original principal and $2,301 in accrued interest.

(10) STOCK TRANSACTIONS

As of March 18, 2013, the Company has 50,000,000 shares of common stock authorized with a par value of $0.001 per share and 37,037,369 shares of common stock issued and outstanding.

The Company issued stock at par to the founders of the Company for a cash subscription of $33,275 on January 31, 2013 (inception), for 33,275,000 shares of the Company’s common stock. The funds for these shares were received subsequent to March 18, 2013.

Shortly after inception in February 2013, the Company issued stock for a subscription agreement in the amount of $3,872,975; $3,472,975 in cash proceeds from various individuals from the sale 3,373,793 shares of its common stock and $400,000 in a subscription receivable for 388,576 shares of common stock. The funds for these shares were received subsequent to March 18, 2013.

(11)  GOING CONCERN

The Company’s financial statements have been presented on the basis that it is a going concern, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. At March 18, 2013, the Company had an accumulated deficit of $24,184 and a working capital deficit of $2,850,209. In addition, the Company is a development stage entity and has not generated any revenues and has negative cash flows from inception through March 18, 2013. These factors raise substantial doubt about the Company’s ability to continue as a going concern.  The financial statements do not include any adjustment that might result from the outcome of this uncertainty.

The Company’s continued existence is dependent on its ability to generate sufficient cash flow to cover operating expenses and to invest in future operations. Management is actively pursuing opportunities to expand existing operations. The Company will look to debt and or equity transactions to fund continuing operations until the Company is able to generate sufficient operating cash flows.  If management is unsuccessful in these efforts, discontinuance of operations is possible.

 (12) SUBSEQUENT EVENTS

On March 29, 2012, the Company entered into an Agreement and Plan of Merger to give effect to a reverse acquisition of ANEW LIFE, INC. by Java Express, Inc., whereby ANEW LIFE will become a wholly-owned subsidiary of Java Express. Following the completion of the reverse acquisition, Java Express, Inc. has changed its name to Sundance Strategies, Inc.  Under the merger agreement and assuming no shareholders of the Company exercise their dissenters’ rights, Java Express would issue 37,037,369 shares of common stock to the shareholders of the Company in exchange for their interest.  Following the merger, the Company’s shareholders would own approximately 90.7% of the combined entity.

Subsequent to March 18, 2013, the Company granted a 5,000 share stock option to a former director, Jini Suttner.  Ms. Suttner was a founder and a director of ANEW LIFE and was designated as a director of Java Express on the closing of the Merger on March 29, 2013, but resigned on April 1. 2013.  The stock option was granted as compensation for her service, and will be subject to such terms and conditions as the Board of Directors may set, in conjunction with its planned adoption of a stock option or similar plan to be adopted in the near future for the benefit of employees, officers and directors.

The Company has evaluated events through April 4, 2013, the date whereupon the financial statements were issued.

(b)

Proforma financial information.

JAVA EXPRESS, INC.

PRO FORMA UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

The following unaudited pro forma consolidated financial statements give effect to the reverse acquisition of The Anew Life, Inc, (“ANEW LIFE”) by Java Express, Inc., (“Java” and the “Company”) through its wholly owned subsidiary Anew Acquisition Corp. and are based on estimates and assumptions set forth herein and in the notes to such pro forma statements.

On March 29, 2013, Java Express, Inc., a Nevada corporation (“Java Express”), its newly formed and wholly-owned subsidiary, Anew Acquisition Corp., a Utah corporation (“Merger Subsidiary”), and ANEW LIFE, INC., a Utah corporation (“ANEW LIFE”), executed and delivered an Agreement and Plan of Merger (the “Merger Agreement”) and all required or necessary documentation to complete the merger (collectively, the “Transaction Documents”), whereby Merger Subsidiary merged with and into ANEW LIFE, and ANEW LIFE was the surviving company under the merger and became a wholly-owned subsidiary of Java Express on the closing of the merger (the “Merger”).  Pursuant to the Agreement, Java issued 37,037,369 common shares to the ANEW LIFE shareholders, in exchange for the 37,037,369 shares that ANEW LIFE had outstanding.

This transaction is being accounted for as a reverse acquisition with ANEW Life being the surviving company and the acquirer for accounting purposes.

The following unaudited pro forma consolidated statement of operations for the nine months ended December 31, 2012 of Java Express, Inc. and for the period for inception (January 31, 2013) to March 18, 2013 for ANEW LIFE gives effect to the above as if the transactions had occurred at the beginning of the period. The unaudited pro forma consolidated balance sheet at March 18, 2013 for ANEW LIFE and December 31, 2012 for Java assumes the effects of the above as if this transaction had occurred as of December 31, 2012.

The unaudited pro forma consolidated financial statements are based upon, and should be read in conjunctions with Java’s audited financial statements as of and for the nine months ended December 31, 2012 and the audited financial statements of Anew as of and for the period for inception (January 31, 2013) to March 18, 2013. The unaudited pro forma consolidated financial statements are consolidated as if they individual results of each company reflected the same nine month period.

The unaudited pro forma consolidated financial statements and notes thereto contained forward-looking statements that involve risks and uncertainties. Therefore, our actual results may vary materially from those discussed herein. The unaudited pro forma consolidated financial statements do not purport to be indicative of the results that would have been reported had such events actually occurred on the dates specified, nor is it indicative our future results.

ANEW LIFE, INC.
Unaudited Proforma Consolidated Balance Sheet

Anew Life, Inc. March 18, 2013
Java Express, Inc. December 31, 2012

	Anew Life, Inc	Java Express, Inc.
	March 18,	December 31,
	2013	2012	Adjustments				Consolidated
ASSETS
Current Assets
Cash and Cash Equivalents	$172,750	$356					$173,106
Total Current Assets	172,750	356					173,106

Other Assets
Investment in Policies	6,299,000						6,299,000

Total Other Long-term Assets	6,299,000						6,299,000

Total Assets	$6,471,750	$356					$6,472,106

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Accounts Payable	$20,518	$11,551					$20,518
Advances	-	4,000					4,000
Advances from related parties	-	20,050					20,050
Notes Payable	2,999,000	750					2,999,750
Notes Payable - related party	3,441	2,500					5,941
Accrued Interest		616					616
Total Current Liabilities	3,022,959	39,467					3,062,426

Total Liabilities	3,022,959	39,467					3,062,426

Stockholders' Equity
Preferred Stock, par value $0.001; 10,000,000 shares authorized; no shares issued and outstanding	-	-					-
Common Stock, authorized 500,000,000 shares, par value $0.001; 40,797,072 shares issued and outstanding	37,038	3,760					40,798
Subscription Receivable	(433,275)	-					(433,275)
Additional Paid In Capital	3,869,212	485,236	a	528,107			3,826,341
Deficit accumulated during development stage	(24,184)	(528,107)			a	528,107	(24,184)
Total Stockholders' Equity	3,448,791	(39,111)		528,107		528,107	3,409,680
Total Liabilities and Stockholders' Equity	$6,471,750	$356		528,107		528,107	$6,472,106

ANEW LIFE, INC.
Unaudited Proforma Consolidated Balance Sheet

For the Period from Inception [January 31, 2013] to March 18, 2013 for Anew Life, Inc.
For the Nine Months ended December 31 , 2012 for Java Express, Inc.

		Java Express, Inc.
	From Inception	For the
	[January 31, 2013] to	Nine Months Ended
	March 18,	December 31,	Adjustments	Consolidated
	2013	2012

INCOME	$-	$-		$-

OPERATING EXPENSES
General and Administrative Expenses	3,666	23,332		26,998
Professional Fees	18,217	-		18,217

Total Operating Expenses	21,883	23,332		21,883

Loss from Operations	(21,883)	(23,332)		(21,883)

Other Income (Expense)
Interest Expense	(2,301)	(195)		(2,301)

Total Other Income (Expense)	(2,301)	(195)		(2,301)

Loss Before Income Taxes	(24,184)	(23,527)		(24,184)
Income Tax Expense	-	-		-

NET LOSS	$(24,184)	$(23,527)		$(24,184)

Basic and Diluted Loss Per Share of Common Stock	$(0.01)	$-		$(0.01)

Weighted Average Number of Shares Outstanding	33,915,403	3,760,000		37,675,403

NOTES TO UNAUDITED PRO FORMA

CONSOLIDATED FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED DECEMBER 31, 2012 FOR JAVA EXPRESS, INC. AND FOR THE

PERIOD FROM INCEPTION [JANUARY 31, 2013] TO MARCH 18, 2013 FOR ANEW LIFE, INC.

NOTE A – ACCOUNTING TREATMENT APPLIED AS A RESULT OF THIS TRANSACTION

The transaction is being accounted for as reverse acquisition and recapitalization. ANEW is the acquirer for accounting purposes. Java is the issuer. Accordingly, ANEW’s historical financial statements for periods prior to the acquisition become those of the acquirer retroactively restated for the equivalent number of shares received in the transaction. The accumulated deficit of ANEW is carried forward after the acquisition. Operations prior to the transactions are those of ANEW. Earnings per share for the period prior to the transaction are restated to reflect the equivalent number of shares outstanding.

NOTE B – ADJUSTMENT

(a)	To record recapitalization and eliminate accumulated deficit of Java.

(c)

Exhibits.

Exhibit No.

Exhibit Description

3(i)

Amended and Restated Articles of Incorporation

3(i)(a)

Certificate of Amendment regarding an increase is authorized shares

3(ii)

Amended Bylaws

10.1

Agreement and Plan of Merger

ANEW LIFE Disclosure Schedule

Java Express Disclosure Schedule

Founders Representations (Exhibit 5.4(c))

10.2

Form of Lock-Up/Leak-Out Agreement

10.3

NIBs Transfer Agreement

NIBs Secured Promissory Note

NIBs Pledge Agreement

10.4

Form of Senior Loan Agreement

10.5

Form of MPIC Agreement

10.6

Europa Settlement Advisors Ltd. Structuring and Consulting Agreement

14

Code of Ethics

16.1

Letter regarding change in certifying public accountants

Documents Incorporated by Reference

Current Report on Form 8-K dated March 29, 2013, and filed with the SEC on March 29, 2013, regarding a Press Release about the closing of the Merger.

Definitive Proxy Statement filed with the SEC on October 30, 2012, regarding an increase in our authorized capital, effective November 14, 2012.

Current Report on Form 8-K dated November 12, 2012, and filed with the SEC on November 27, 2012, regarding a three for one reverse split of our outstanding securities, which was effective on November 27, 2012.

Current Report on Form 8-K dated October 15, 2012, and filed with the SEC on October 17, 2012, regarding a change in our certifying public accountant.

Current Report on Form 10-KSB dated July 14, 2004

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

JAVA EXPRESS, INC.

Date:	April 4, 2013	By:	/s/ Randall F. Pearson
Randall F. Pearson
President, Chief Financial Officer, Controller and Director